Filed pursuant to Rule 424(b)(2)
Registration Statement 333-158081
PROSPECTUS SUPPLEMENT
(To prospectus dated April 10, 2009)
$100,000,000
Common Shares of Beneficial Interest
     We have entered into separate equity distribution agreements with each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC relating to our common shares of beneficial interest, $0.01 par value, offered by this prospectus supplement and the accompanying prospectus pursuant to a continuous offering program. In accordance with the terms of the equity distribution agreements, we may offer and sell common shares having an aggregate offering price of up to $100 million from time to time through Merrill Lynch, Pierce, Fenner & Smith Incorporated or Wells Fargo Securities, LLC as our agents for such offers and sales, whom we refer to herein as the sales agents.
     Our common shares are traded on the New York Stock Exchange under the symbol “CLP.” The last reported sale price of our common shares on the New York Stock Exchange on July 29, 2010 was $16.03 per share.
     Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange. The sales agents are not required to sell any specific number or dollar amount of common shares, but each sales agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between the sales agent and us. Our common shares to which this prospectus supplement relates will be sold through only one sales agent on any given day.
     Each sales agent will receive from us a commission equal to 2.0% of the gross sales price of all shares sold through it under the equity distribution agreements. In connection with the sale of common shares on our behalf, the sales agents may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and the compensation paid to the sales agents may be deemed to be underwriting commissions or discounts.

     Investing in our common shares involves a high degree of risk. See the risk factor described in the “Risk Factors” section on page
S-3 of this prospectus supplement and the risk factors incorporated herein by reference, including under the heading “Risk Factors” beginning on page 16 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Merrill Lynch	Wells Fargo Securities
The date of this prospectus supplement is July 30, 2010.

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
     When used in this prospectus supplement and the accompanying prospectus, the terms “the Company,” “Colonial,” “we,” “us” and “our” refer to Colonial Properties Trust, an Alabama real estate investment trust, or REIT, and its subsidiaries, including Colonial Realty Limited Partnership, which we refer to in this prospectus supplement and the accompanying prospectus as our “operating partnership,” or, as the context may require, Colonial Properties Trust only or Colonial Realty Limited Partnership only.
     This prospectus supplement contains the terms of this offering. A description of our common shares is set forth in the accompanying prospectus under the heading “Description of Common Shares of Beneficial Interest.” This prospectus supplement, or the information incorporated by reference herein, may add, update or change information in the accompanying prospectus (or the information incorporated by reference therein). If information in this prospectus supplement, or the information incorporated by reference herein, is inconsistent with the accompanying prospectus (or the information incorporated by reference therein), this prospectus supplement (or the information incorporated by reference herein) will apply and will supersede that information in the accompanying prospectus (or the information incorporated by reference therein). References to the “prospectus” are to this prospectus supplement, together with the accompanying prospectus, and the information incorporated by reference in each.
     It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Where To Find Additional Information” in this prospectus supplement and the accompanying prospectus. You should rely only on the information provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information. We are not, and the sales agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus supplement and the accompanying prospectus, or the documents incorporated by reference herein and therein, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations, cash flows and prospects may have changed since those dates.
FORWARD-LOOKING STATEMENTS
     This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “estimates,” “predicts,” “potential,” or the negative of these terms or comparable terminology. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’, or our industry’s, actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements, including, but not limited to, the risks described under the caption “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is incorporated herein by reference. Such factors include, among others, the following:
•	the deterioration of the economy and high unemployment in the U.S., together with the downturn in the overall U.S. housing market resulting in weakness in the multifamily market;
•	national and local economic, business and real estate conditions generally, including, but not limited to, the effect on demand for multifamily units and commercial rental space from the creation of new multifamily and commercial developments, the extent, strength and duration of the current recession or recovery, the availability and creditworthiness of tenants, the level of lease rents, and the availability of financing for both tenants and us;

•	adverse changes in real estate markets, including, but not limited to, the extent of tenant bankruptcies, financial difficulties and defaults, the extent of future demand for multifamily units and commercial space in our core markets and barriers of entry into new markets which we may seek to enter in the future, the extent of decreases in rental rates, competition, our ability to identify and consummate attractive acquisitions on favorable terms, our ability to consummate any planned dispositions in a timely manner on acceptable terms, and our ability to reinvest sale proceeds in a manner that generates favorable returns;

•	exposure, as a multifamily-focused REIT, to risks inherent in investments in a single industry;

•	risks associated with having to perform under various financial guarantees that we have provided with respect to certain of our joint ventures and developments;

•	ability to obtain financing at reasonable rates, if at all;

•	actions, strategies and performance of affiliates that we may not control or companies, including joint ventures, in which we have made investments;

•	changes in operating costs, including real estate taxes, utilities and insurance;

•	higher than expected construction costs;

•	uncertainties associated with our ability to sell our existing inventory of condominium and for-sale residential assets, including timing, volume and terms of sales;

•	uncertainties associated with the timing and amount of real estate dispositions and the resulting gains/losses associated with such dispositions;

•	legislative or other regulatory decisions, including tax legislation, government approvals, actions and initiatives, including the need for compliance with environmental and safety requirements, and changes in laws and regulations or the interpretation thereof;

•	our ability to continue to satisfy complex rules in order for us to maintain our status as a REIT for federal income tax purposes, the ability of our operating partnership to satisfy the rules to maintain its status as a partnership for federal income tax purposes, the ability of certain of our subsidiaries to maintain their status as taxable REIT subsidiaries for federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules;

•	price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing;

•	effect of any rating agency actions on the cost and availability of new debt financing;

•	level and volatility of interest or capitalization rates or capital market conditions;

•	effect of any terrorist activity or other heightened geopolitical crisis; and

•	other risks identified in our Annual Report on Form 10-K for the fiscal year ended December 2009 and, from time to time, in other reports we file with the Securities and Exchange Commission (the “SEC”) or in other documents that we publicly disseminate.

RISK FACTORS
     Investing in our common shares involves a high degree of risk. Before deciding to invest in our common shares, you should carefully consider the risk factors incorporated by reference in this prospectus supplement, including under the heading “Risk Factors” beginning on page 16 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as well as other information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow, in which case, the trading price of our common shares would decline and you could lose all or part of your investment. Much of the business information, as well as the financial and operational data contained in our risk factors, is updated in our periodic reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are also incorporated by reference into this prospectus supplement. Although we have tried to discuss key factors, please be aware that these are not the only risks we face and there may be additional risks that we do not presently know of or that we currently consider not likely to have a significant impact. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our business or our financial performance. In addition to the risks identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, we are also subject to the following risk:
     A large number of shares available for future sale could adversely affect the market price of the Company’s common shares and may be dilutive to current shareholders.
     The sales of a substantial number of our common shares, or the perception that such sales could occur, could adversely affect prevailing market prices for our common shares. As of June 30, 2010 there were 125,000,000 common shares authorized under the Company’s Declaration of Trust, as amended, of which 71,231,432 were outstanding as of June 30, 2010. The Company’s Board of Trustees may authorize the issuance of additional authorized but unissued common shares or other authorized but unissued securities at any time, including pursuant to share option and share purchase plans. In addition to issuances of shares pursuant to share option and share purchase plans, as of June 30, 2010, the Company may issue up to 7,386,202 common shares upon redemption of currently outstanding units of its operating partnership. The Company also has filed a registration statement with the SEC allowing the Company to offer, from time to time, equity securities (including common or preferred shares) for an aggregate initial public offering price of up to $500 million on an as-needed basis and subject to its ability to effect offerings on satisfactory terms based on prevailing conditions. As of June 30, 2010, the Company had issued an aggregate of $208.6 million in common shares under this registration statement. In July 2010, the Company’s Board of Trustees authorized the Company to issue up to $100.0 million of common shares under this registration statement in a continuous equity issuance program, pursuant to this prospectus supplement and the accompanying prospectus. The Company’s ability to execute its business strategy depends on its access to an appropriate blend of debt financing, including unsecured lines of credit and other forms of secured and unsecured debt, and equity financing, including issuances of common and preferred equity. No prediction can be made about the effect that future distribution or sales of the Company’s common shares will have on the market price of the Company’s common shares.

OUR COMPANY
     We are a multifamily-focused self-administered equity REIT that owns, develops and operates multifamily apartment communities primarily located in the Sunbelt region of the United States. Also, we create additional value for our shareholders by managing commercial assets through joint venture investments and pursuing development opportunities. We are a fully-integrated real estate company, which means that we are engaged in the acquisition, development, ownership, management and leasing of multifamily apartment communities and other commercial real estate properties. Our activities include full or partial ownership and operation of 156 properties as of March 31, 2010, located in Alabama, Arizona, Florida, Georgia, Nevada, North Carolina, South Carolina, Tennessee, Texas and Virginia, development of new properties, acquisition of existing properties, build-to-suit development and the provision of management, leasing and brokerage services for commercial real estate.
     As of March 31, 2010, we owned or maintained a partial ownership in 111 multifamily apartment communities containing a total of 33,524 apartment units (including 105 consolidated properties aggregating 31,250 units, of which 104 are wholly-owned and one is partially-owned, and six properties partially-owned through unconsolidated joint venture entities aggregating 2,004 units) (the “multifamily apartment communities”), 45 commercial properties containing a total of approximately 12.7 million square feet (consisting of nine wholly-owned consolidated properties and 36 properties partially-owned through unconsolidated joint-venture entities aggregating 3.2 million and 9.5 million square feet, respectively) (the “commercial properties”) and certain parcels of land adjacent to or near certain of these properties (the “land”). The multifamily apartment communities, the commercial properties and the land are referred to herein collectively as the “properties.” As of March 31, 2010, consolidated multifamily apartment communities and commercial properties that had achieved stabilized occupancy (which we have defined as having occurred once the property has attained 93% physical occupancy) were 96.7% and 90.1% leased, respectively.
     We are the direct general partner of, and as of March 31, 2010 held approximately 89.5% of the interests in, Colonial Realty Limited Partnership, a Delaware limited partnership and our operating partnership. We conduct all of our business through our operating partnership, Colonial Properties Services Limited Partnership, which provides management services for our properties, and Colonial Properties Services, Inc., which provides management services for properties owned by third parties, including unconsolidated joint venture entities. We perform all of our for-sale residential and condominium conversion activities through Colonial Properties Services, Inc.
     As a lessor, the majority of our revenue is derived from residents and tenants under existing leases at our properties. Therefore, our operating cash flow is dependent upon the rents that we are able to charge to our residents and tenants, and the ability of these residents and tenants to make their rental payments. We also receive third-party management fees generated from third party management agreements related to management of properties held in joint ventures.
     We were formed in Maryland on July 9, 1993. We were reorganized as an Alabama real estate investment trust in 1995. Our executive offices are located at 2101 Sixth Avenue North, Suite 750, Birmingham, Alabama, 35203 and our telephone number is (205) 250-8700.

USE OF PROCEEDS
     We will contribute the net proceeds from any sale of common shares offered pursuant to this prospectus supplement and the accompanying prospectus to our operating partnership in exchange for common units of limited partnership interest. We intend to use the net proceeds for general corporate purposes, including potential future asset acquisitions, potential future developments and potential future repurchases of outstanding preferred stock. Pending such use, we intend to use the net proceeds to temporarily pay down a portion of the outstanding balance under our $675 million unsecured revolving credit facility. Our operating partnership is the borrower under the unsecured revolving credit facility, with the Company as guarantor. Wells Fargo Securities, LLC and Banc of America Securities, LLC, an affiliate of Merrill Lynch, Pierce, Fennner & Smith Incorporated, serve as joint lead arrangers and joint book managers under our credit facility. In addition, Wachovia Bank, National Association, an affiliate of Wells Fargo Securities, LLC, serves as administrative agent for the lenders, and Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fennner & Smith Incorporated, serves as syndication agent under our credit facility. Other affiliates of the sales agents are also lenders under our credit facility and, accordingly, will receive pro rata portions of the net proceeds from this offering to the extent those borrowings are repaid. As of July 27, 2010, approximately $296,350,000 was outstanding under our unsecured revolving credit facility and the unsecured revolving credit facility bore interest at the rate of LIBOR plus 105 basis points, or 1.37%. The credit facility has a maturity date of June 21, 2012.

THE ALABAMA REAL ESTATE INVESTMENT TRUST ACT
     The Alabama Real Estate Investment Trust Act (the “Act”), which was enacted in July 1995, generally conforms the treatment of REITs (such as the Company) under Alabama tax law to federal law for tax years beginning after December 31, 1994. In particular, the Act specifically permits REITs to deduct dividends paid in computing taxable income for Alabama income tax purposes. Under Alabama law, each beneficiary of a REIT is required to report and pay Alabama tax on its share of the REIT’s income to the extent described below. An individual who is an Alabama resident is required to report and pay tax on its entire share of the REIT’s income, regardless of the source of that income. An individual who is not resident in Alabama for Alabama state income tax purposes is required to report and pay tax only on income considered to be Alabama source income (i.e., income that would be subject to tax in Alabama if received directly by the individual). For this purpose, however, income derived from a REIT with respect to stock or securities is not considered to be Alabama source income merely because the securities are issued by a corporation organized under Alabama law or doing business in Alabama. Similar treatment applies to a corporate beneficiary of a REIT that is not organized or otherwise engaged in a “trade or business” in Alabama. The Company has received an opinion from special Alabama tax counsel to the effect that so long as the Company’s sole assets consist of stock and securities of other corporations or partnerships (i.e., Colonial Properties Services, Inc. and our operating partnership), (i) individual shareholders of the Company who are not residents of Alabama for Alabama state income tax purposes and who do not otherwise receive taxable income from property owned or business transacted in Alabama and (ii) corporate shareholders not organized in Alabama that do not otherwise receive income from sources within, or business transacted in, Alabama will not be required to file tax returns in Alabama or pay tax in Alabama as a result of investing in common shares of the Company.
     The state of Alabama imposes an annual privilege tax on a REIT organized under Alabama law. The amount of the privilege tax due is based on the REIT’s net worth. The privilege tax imposed on a REIT shall be not less than $100 nor more than $500,000 per year. Any Alabama privilege tax that the Company is required to pay will reduce the cash available for distribution by the Company to shareholders.

PLAN OF DISTRIBUTION
     We have entered into separate equity distribution agreements, each dated as of July 30, 2010, with each of the sales agents under which we may offer and sell common shares having an aggregate offering price of up to $100 million from time to time. Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange.
     Upon its acceptance of written instructions from us, each sales agent will use its commercially reasonable efforts consistent with its sales and trading practices to solicit offers to purchase our common shares under the terms and subject to the conditions set forth in the applicable equity distribution agreement. We will instruct each sales agent as to the amount of common shares to be sold by it. We may instruct the sales agents not to sell common shares if the sales cannot be effected at or above the price designated by us in any instruction. Our common shares sold pursuant to the equity distribution agreements will be sold through only one of the sales agents on any given day. We or the sales agents may suspend the offering of common shares upon proper notice and subject to other conditions.
     The relevant sales agent will provide written confirmation to us no later than the opening of the New York Stock Exchange on the trading day following the trading day in which shares of our common shares were sold under the applicable equity distribution agreement. Each confirmation will include the number of shares sold on the preceding day, the net proceeds to us and the compensation payable by us to the sales agent in connection with the sales.
     We will pay each sales agent commissions for its services in acting as agent and/or principal in the sale of common shares. Each sales agent will be entitled to compensation equal to 2.0% of the gross sales price of all common shares sold through it under the applicable equity distribution agreement. We estimate that the total expenses for the offering, excluding compensation payable to the sales agents under the terms of the equity distribution agreements, will be approximately $200,000.
     Settlement of sales of common shares will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and the applicable sales agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
     We will report at least quarterly the number of common shares sold through the sales agents under the equity distribution agreements, the net proceeds to us and the compensation paid by us to the sales agents in connection with the sales of common shares.
     The sales agents and their affiliates have provided, and may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for us from time to time for which they have received, and may in the future receive, customary fees and expenses. The sales agents and their affiliates may, from time to time, engage in other transactions with and perform services for us in the ordinary course of their business. In particular, certain affiliates of the sales agents are lenders under our $675 million unsecured revolving credit facility. As described above under the heading “Use of Proceeds,” we intend to use a portion of the net proceeds of this offering to repay a portion of the borrowings outstanding under our credit facility and, accordingly, those affiliates will receive pro rata portions of the net proceeds from this offering to the extent those borrowings are repaid.
     In connection with the sale of common shares on our behalf, the sales agents may, and will with respect to sales effected in an “at the market offering,” be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and the compensation of the sales agents may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the sales agents against specified liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the sales agents may be required to make because of those liabilities.

     The offering of our common shares pursuant to the equity distribution agreements will terminate upon the earlier of (1) the sale of all common shares subject to the agreements or (2) termination of the equity distribution agreements. The equity distribution agreements may be terminated by the sales agents or us at any time upon three days’ notice, and by the sales agents at any time in certain circumstances, including our failure to maintain a listing of our common shares on the New York Stock Exchange or the occurrence of a material adverse change in our company.
LEGAL MATTERS
     Hogan Lovells US LLP will pass upon the legality of the common shares offered hereby and as to certain federal income tax matters. Sidley Austin LLP, New York, New York, will act as counsel to the sales agents. Hogan Lovells US LLP and Sidley Austin LLP will rely on the opinion of Sirote & Permutt, P.C., Birmingham, Alabama, as to matters of Alabama law.
EXPERTS
     The financial statements and the related financial statement schedules, incorporated in this prospectus supplement and the accompanying prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2009, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in its reports contained in such Annual Report on Form 10-K and incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedules and include an explanatory paragraph referring to the change in method of accounting for noncontrolling interests; and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon its authority as experts in auditing and accounting.
     The consolidated financial statements of the Company as of December 31, 2008 and for each of the two years in the period ended December 31, 2008 incorporated in this prospectus supplement and the accompanying prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
     The consolidated financial statements of DRA/CLP Office LLC and its subsidiaries for the fiscal year ended December 31, 2007 incorporated in this prospectus supplement and the accompanying prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of Weiser LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
     The consolidated financial statements of OZ/CLP Retail LLC and its subsidiaries for the period from June 15, 2007 (inception) to December 31, 2007, incorporated in this prospectus supplement and the accompanying prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE TO FIND ADDITIONAL INFORMATION
     We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits and schedules filed with, and amendments to, the registration statement, of which this prospectus supplement and the accompanying prospectus is a part, under the Securities Act of 1933, as amended, with respect to the securities that are being offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of that registration statement, but do not contain all of the information in the registration statement. We have omitted parts of the registration statement from this prospectus supplement and the accompanying prospectus in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the securities that are being offered hereby, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to in this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus supplement and the accompanying prospectus is qualified in all respects by the exhibit to which the reference relates.
     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement, including the exhibits and schedules to the registration statement and the reports, statements or other information we file with the SEC, may be examined and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, DC 20549. Information about the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0300. Our SEC filings, including the registration statement, are also available to you on the SEC’s website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. In addition, we maintain a website that contains our SEC filings and other information about us at www.colonialprop.com. You should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus.
     Our securities are listed on the NYSE and all material filed by us with the NYSE can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.
INCORPORATION OF DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” into this prospectus supplement the information that we file with it, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference in this prospectus supplement the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we complete or terminate the offering to which this prospectus supplement relates (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010;

•	our Current Reports on Form 8-K filed with the SEC on February 1, 2010, March 5, 2010 (but only with respect to Items 1.01, 8.01 and 9.01 thereof), May 4, 2010, May 5, 2010, May 10, 2010, June 8, 2010, and July 30, 2010; and

•	our registration statement on Form 8-A, which incorporates by reference a description of the common shares from our Registration Statement on Form S-11 (File No. 33-65954) including any amendment or report, filed for the purpose of updating such description.
     All documents that we file subsequent to the date of this prospectus supplement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the completion or termination of the offering of the securities to which this prospectus supplement relates shall be deemed to be incorporated by reference in this prospectus supplement and shall be part hereof from the date of filing of such document.
     You may request a copy of these incorporated filings, at no cost, over the Internet at our web site at www.colonialprop.com or by writing or calling us at:
Investor Relations
Colonial Properties Trust
2101 Sixth Avenue North, Suite 750
Birmingham, Alabama 35203
(205) 250-8700
THE INFORMATION CONTAINED ON OUR WEBSITE IS NOT A PART OF THIS PROSPECTUS
SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.

PROSPECTUS

$500,000,000

COLONIAL PROPERTIES TRUST

Common Shares
Preferred Shares
Depositary Shares
Warrants
Rights

We may offer, from time to time, one or more series or classes, the following securities:

•	common shares;

•	preferred shares;

•	depositary shares representing our preferred shares;

•	warrants to purchase common shares, preferred shares or depositary shares representing preferred shares; and

•	rights to purchase our common shares.

We refer to our common shares, preferred shares, depositary shares, warrants and rights collectively as the “securities.” We may offer these securities with an aggregate initial public offering price of up to $500,000,000, or its equivalent in a foreign currency based on the exchange rate at the time of sale, in amounts, at initial prices and on terms determined at the time of the offering. We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus.

We will deliver this prospectus together with a prospectus supplement setting forth the specific terms of the securities we are offering. The applicable prospectus supplement also will contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement.

We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” beginning on page 40. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our common shares are listed on the New York Stock Exchange under the trading symbol “CLP.” On March 16, 2009, the last reported sale price of our common shares on the NYSE was $3.46 per share. Our executive offices are located at 2101 Sixth Avenue North, Suite 750, Birmingham, Alabama, 35203 and our telephone number is (205) 250-8700.

You should read this entire prospectus, the documents that are incorporated by reference in this prospectus and any prospectus supplement carefully before you decide to invest in the securities offered hereby.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3 of our Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated April 10, 2009.

You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, before making an investment decision.

When used in this prospectus, the terms “the Company,” “Colonial,” “we,” “us” and “our” refer to Colonial Properties Trust, an Alabama real estate investment trust, and its subsidiaries, including Colonial Realty Limited Partnership, which we refer to in this prospectus as our “operating partnership,” or, as the context may require, Colonial Properties Trust only or Colonial Realty Limited Partnership only.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with any additional information you may need to make your investment decision.

Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated by reference herein, together with other statements and information publicly disseminated by Colonial Properties Trust, contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “estimates,” “predicts,” “potential,” or the negative of these terms or comparable terminology. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates, or the industry’s actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements including, but not limited to, the risks described herein. Such factors include, among others, the following:

•	the weakening economy and mounting job losses in the U.S., together with the downturn in the overall U.S. housing market resulting in increased supply and all leading to deterioration in the multifamily market;

•	national and local economic, business and real estate conditions generally, including, but not limited to, the effect on demand for multifamily units, office and retail rental space or the creation of new multifamily and commercial developments, the extent, strength and duration of the current recession or recovery, the availability and creditworthiness of tenants, the level of lease rents, and the availability of financing for both tenants and us;

•	adverse changes in real estate markets, including, but not limited to, the extent of tenant bankruptcies, financial difficulties and defaults, the extent of future demand for multifamily units and office and retail space in our core markets and barriers of entry into new markets which we may seek to enter in the future, the extent of decreases in rental rates, competition, our ability to identify and consummate attractive acquisitions on favorable terms, our ability to consummate any planned dispositions in a timely manner on acceptable terms, and our ability to reinvest sale proceeds in a manner that generates favorable returns;

•	increased exposure, as a multifamily focused real estate investment trust (“REIT”), to risks inherent in investments in a single industry;

•	risks associated with having to perform under various financial guarantees that we have provided with respect to certain of our joint ventures and retail developments;

•	ability to obtain financing on reasonable rates, if at all;

•	actions, strategies and performance of affiliates that we may not control or companies, including joint ventures, in which we have made investments;

•	changes in operating costs, including real estate taxes, utilities, and insurance;

•	higher than expected construction costs;

•	uncertainties associated with our ability to sell our existing inventory of condominium and for-sale residential assets, including timing, volume and terms of sales;

•	uncertainties associated with the timing and amount of real estate dispositions and the resulting gains/losses associated with such dispositions;

•	legislative or other regulatory decisions, including government approvals, actions and initiatives, including the need for compliance with environmental and safety requirements, and changes in laws and regulations or the interpretation thereof;

•	effects of tax legislative action;

•	our ability to continue to satisfy complex rules in order for us to maintain our status as a REIT for federal income tax purposes, the ability of our operating partnership to satisfy the rules to maintain its status as a partnership for federal income tax purposes, the ability of certain of our subsidiaries to maintain their status as taxable REIT subsidiaries for federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules;

•	price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing;

•	effect of any rating agency actions on the cost and availability of new debt financing;

•	level and volatility of interest or capitalization rates or capital market conditions;

•	effect of any terrorist activity or other heightened geopolitical crisis;

•	other factors affecting the real estate industry generally; and

•	other risks identified in this prospectus, any applicable prospectus supplement and, from time to time, in other reports we file with the Securities and Exchange Commission (the “SEC”) or in other documents that we publicly disseminate.

OUR COMPANY

We are a multifamily-focused self-administered equity REIT that owns, develops and operates multifamily apartment communities primarily located in the Sunbelt region of the United States. Also, we create additional value for our shareholders by managing commercial assets through joint venture investments and pursuing development opportunities. We are a fully-integrated real estate company, which means that we are engaged in the acquisition, development, ownership, management and leasing of multifamily communities and other commercial real estate properties. Our activities include full or partial ownership and operation of 192 properties as of December 31, 2008, located in Alabama, Arizona, Florida, Georgia, North Carolina, South Carolina, Tennessee, Texas, and Virginia, development of new properties, acquisition of existing properties, build-to-suit development and the provision of management, leasing and brokerage services for commercial real estate.

As of December 31, 2008, we owned or maintained a partial ownership in 116 multifamily apartment communities containing a total of 35,504 apartment units (consisting of 103 wholly-owned consolidated properties and 13 properties partially-owned through unconsolidated joint venture entities aggregating 31,258 and 4,246 units, respectively) (the “multifamily apartment communities”), 48 office properties containing a total of approximately 16.2 million square feet of office space (consisting of three wholly-owned consolidated properties and 45 properties partially-owned through unconsolidated joint-venture entities aggregating 0.5 million and 15.7 million square feet, respectively) (the “office properties”), 28 retail properties containing a total of approximately 5.4 million square feet of retail space, excluding anchor-owned square-footage (consisting of six wholly-owned properties and 22 properties partially-owned through unconsolidated joint venture entities aggregating 1.2 million and 4.2 million square feet, respectively) (the “retail properties”), and certain parcels of land adjacent to or near certain of these properties (the “land”). As of December 31, 2008, consolidated multifamily, office and retail properties that had achieved stabilized occupancy (which we have defined as having occurred once the property has attained 93% physical occupancy) were 94.1%, 89.7% and 91.8% leased, respectively.

We are the direct general partner of, and as of December 31, 2008, held approximately 84.6% of the interests in, Colonial Realty Limited Partnership, a Delaware limited partnership (“CRLP” or the “operating partnership”). We conduct all of our business through the operating partnership, Colonial Properties Services Limited Partnership (“CPSLP”), which provides management services for our properties, and Colonial Properties Services, Inc. (“CPSI”), which provides management services for properties owned by third parties, including unconsolidated joint venture entities. We perform all of our for-sale residential and condominium conversion activities through CPSI.

As a lessor, the majority of our revenue is derived from residents under existing leases at our properties. Therefore, our operating cash flow is dependent upon the rents that we are able to charge to our residents, and the ability of these residents to make their rental payments. We also receive third-party management fees generated from third party management agreements related to management of properties held in joint ventures.

We were formed in Maryland on July 9, 1993. We were reorganized as an Alabama real estate investment trust in 1995. Our executive offices are located at 2101 Sixth Avenue North, Suite 750, Birmingham, Alabama, 35203 and our telephone number is (205) 250-8700.

RISK FACTORS

You should consider carefully the risks incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the other information contained in this prospectus before deciding to invest in our securities.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to use the net proceeds from the sale of securities under this prospectus for general business purposes, including, without limitation, the repayment of outstanding indebtedness, the future development of properties, the acquisition of additional properties and other acquisition transactions as suitable opportunities arise, capital expenditures, redevelopment and/or improvements to certain properties in our portfolio, working capital and other general purposes.

EARNINGS RATIOS

The following table sets forth our ratios of earnings to combined fixed charges and preferred share distributions for each of the last five fiscal years.

	Year Ended		Year Ended		Year Ended		Year Ended		Year Ended
	December 31,		December 31,		December 31,		December 31,		December 31,
	2008		2007		2006		2005		2004

Ratio of earnings to combined fixed charges and preferred share distributions	(a	)	(a	)	(a	)	(a	)	(a	)

(a)	For the years ended December 31, 2008, 2007, 2006, 2005 and 2004, the aggregate amount of fixed charges and preferred share distributions exceeded our earnings by approximately $143.9 million, $97.6 million, $50.2 million, $66.1 million and $22.3 million, respectively, which is the amount of additional earnings that would have been required to achieve a ratio of earnings to combined fixed charges and preferred share distributions of 1.0x for such period. The deficiency of the ratio of earnings to combined fixed charges and preferred share distributions for all periods presented is impacted by the classification of operations for assets held for sale and sold as discontinued operations. The deficiency for the year ended December 31, 2008 is also due to the $116.9 million non-cash impairment charge related to our for-sale residential business and certain development projects. The deficiency for the year ended December 31, 2007 is also due to the $43.3 million non-cash impairment charge related to our for-sale residential business. For the year ended December 31, 2005, the deficiency is also a result of our recording amortization expense of approximately $42.0 million related to intangible assets acquired in our April 2005 merger with Cornerstone Realty Income Trust.

For the purpose of computing the ratio of earnings to combined fixed charges and preferred share distributions and the amount of coverage deficiencies, earnings consist of pre-tax income from continuing operations before adjustment for minority interest in consolidated subsidiaries or income or loss from equity investees, gains on sale of properties, distributed income of equity investees, fixed charges and amortization of capitalized interest excluding interest costs capitalized. Fixed charges consist of interest expense (including interest costs capitalized) and amortization of debt issuance costs. Preferred distributions include distributions to holders of our outstanding, or then-outstanding, Series A, Series C, Series D and Series E preferred shares.

DESCRIPTION OF COMMON SHARES OF BENEFICIAL INTEREST

General

Our authorized shares include 125,000,000 common shares of beneficial interest, $0.01 par value per share. The outstanding common shares entitle the holder to one vote on all matters presented to shareholders for a vote. Holders of common shares have no preemptive rights. As of March 16, 2009, we had 48,614,506 common shares outstanding.

Common shares currently outstanding are listed for trading on the New York Stock Exchange. We will apply to the NYSE to list the additional common shares to be sold pursuant to any prospectus supplement, and we anticipate that such shares will be so listed.

Both Alabama statutory law governing real estate investment trusts organized under the laws of that state, which we refer to as the Alabama REIT Law, and our declaration of trust provide that none of our shareholders will be personally liable for any of our obligations. Our bylaws further provide that we shall indemnify each shareholder against any claim or liability to which the shareholder may become subject by reason of his being or having been a shareholder, and that we shall reimburse each shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. In addition, it will be our policy to include a clause in its contracts which provides that shareholders assume no personal liability for obligations entered into on behalf of us. However, with respect to tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, the shareholder may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by us. Inasmuch as we will carry public liability insurance which we consider adequate, any risk of personal liability to shareholders is limited to situations in which our assets plus our insurance coverage would be insufficient to satisfy the claims against us and our shareholders.

Subject to such preferential rights as may be granted by the board of trustees in connection with the future issuance of preferred shares, holders of common shares are entitled to one vote per share on all matters to be voted on by shareholders and are entitled to receive ratably such dividends as may be declared on the common shares by the board of trustees in its discretion from funds legally available therefor. In the event of the liquidation, dissolution or winding up of us, holders of common shares are entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of the holders of preferred shares. Holders of common shares have no subscription, redemption, conversion or preemptive rights. Matters submitted for shareholder approval generally require a majority vote of the shares present and voting thereon, except that the reorganization, merger, consolidation or sale of all or substantially all of our assets require the affirmative vote of holders of a majority of the shares outstanding and entitled to vote thereon, and the termination of Colonial, the removal of trustees and the amendment of specified provisions of our declaration of trust require the affirmative vote of at least holders of two-thirds of the shares outstanding and entitled to vote thereon.

Restrictions on Ownership and Transfer

Ownership Limits.  The Company’s declaration of trust contains certain restrictions on the number of common shares that individual shareholders may own. For the Company to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), no more than 50% in value of its outstanding common shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year. The common shares must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year. Because the Company intends to maintain its qualification as a REIT, the declaration of trust of the Company contains restrictions on the ownership and transfer of common shares intended to ensure compliance with these requirements.

Subject to certain exceptions specified in the declaration of trust, no holder may own, or be deemed to own by virtue of certain attribution provisions of the Internal Revenue Code, more than 5% (the “common shares Ownership Limit”) of the issued and outstanding common shares. Members of the Lowder family (which includes Thomas and James Lowder, members of their family and various corporations and partnerships owned by them) are not subject to the common shares Ownership Limit, but they are prohibited from acquiring additional common shares if, as a result of such acquisition, a single member of the Lowder family would be considered to own beneficially more than 29% of the outstanding common shares, or any two members of the Lowder family would be considered to own beneficially more than 34% of the outstanding common shares, or any three members of the Lowder family would be considered to own beneficially more than 39% of the outstanding common shares or any four members of the Lowder family would be considered to own beneficially more than 44% of the outstanding common shares (the “Excluded Holder Limit”). In addition, they are prohibited from acquiring any common shares if such acquisition would cause five beneficial owners of common shares to beneficially own in the aggregate more than 50% in value of the outstanding common shares.

In addition to the foregoing ownership limits, no holder may own, directly or by attribution, more than 9.8% of the issued and outstanding common shares and preferred shares on a combined basis (the “Aggregate Ownership Limit”). Also, no holder may own, directly or by attribution, more than 9.8% of any class or series of preferred shares (the “Preferred Shares Ownership Limit”). (The common shares Ownership Limit, the Excluded Holder Limit, the Preferred Shares Ownership Limit and the Aggregate Ownership Limit are referred to collectively herein as the “Ownership Limits”).

The board of trustees may increase the Ownership Limits from time to time, but may not do so to the extent that after giving effect to such increase five beneficial owners of shares could beneficially own in the aggregate more than 49% of the outstanding transferable shares of beneficial interest of the Company of any class or series, or Shares. The board of trustees may waive the Ownership Limits with respect to a holder if such holder’s ownership will not then or in the future jeopardize the Company’s status as a REIT; provided, however, that, prior to granting any such waiver, the board of trustees may require a ruling from the IRS or an opinion of counsel satisfactory to it in order to determine or ensure the Company’s status as a REIT.

Excess Shares.  If any person owns, either directly or constructively under the applicable attribution rules of the Internal Revenue Code, Shares in excess of any of the Ownership Limits (“Excess Shares”), which include limits where the acquisition or ownership of Shares would cause the Company to fail to qualify as a REIT, such person will be deemed to have exchanged the Shares that cause an Ownership Limit to be exceeded for an equal number of Excess Shares. The Excess Shares will not be deemed issued to the person who exceeded the Ownership Limit, but instead will be held by the Company as trustee of a trust for the exclusive benefit of a transferee (or transferees) to be designated by the Company, provided that such designee is a person to whom an equal number of Shares could be transferred without violating the Ownership Limits. In addition, any purported transfer of Shares which would cause the transferee to hold Shares in excess of the Ownership Limits, shall be null and void. In such cases, the intended transferee will acquire no rights or economic interest in the Shares, and the transferor will be deemed instead to have transferred such Shares to the Company in exchange for Excess Shares, which will be deemed to be held by the Company as trustee of a trust for the exclusive benefit of the person or persons to whom the Shares can be transferred without violating the Ownership Limits. The Company generally must designate a transferee within 30 days of an event which results in the deemed exchange for Excess Shares.

A person who holds or acquires Shares that shall have been deemed exchanged for Excess Shares will not be entitled to vote the Excess Shares and will not be entitled to receive any distributions (any distribution paid on Shares prior to the discovery by the Company that such Shares have been exchanged for Excess Shares shall be repaid to the Company upon demand, and any distribution declared but unpaid shall be rescinded). Such person shall be entitled to receive consideration paid by the Company’s designated transferee in an amount that is equal to the lesser of (i) in the case of a deemed exchange for Excess Shares resulting from a transfer for value, the price paid for the Shares in such transfer, or, in the case of a deemed exchange for Excess Shares resulting from some other event, the market price, on the date of the deemed exchange, of the Shares deemed exchanged, and (ii) the market price of the Shares for which such Excess Shares are deemed to be exchanged, on the date of the designation of the transferee. Any amount paid by the designated transferee in excess of the amount described in the preceding sentence will be paid to the Company. For these purposes, the market price on a given date is determined by reference to the average closing price of the Shares for the five preceding days. The Excess Shares so transferred will automatically be deemed to be exchanged for Shares. Excess Shares may be purchased by the Company for the lesser of (i) in the case of a deemed exchange for Excess Shares resulting from a transfer for value, the price paid for the Shares in such transfer, or, in the case of a deemed exchange for Excess Shares resulting from some other event, the market price, on the date of the deemed exchange, of the Shares deemed exchanged, and (ii) the market price of the Shares for which such Excess Shares are deemed to be exchanged, on the date the Company purchases the Excess Shares.

The board of trustees has the authority at any time to waive the requirement that Excess Shares be issued or be deemed outstanding in accordance with the provisions of the declaration of trust if the issuance of such Excess Shares or the fact that such Excess Shares are deemed to be outstanding would, in the opinion of counsel, jeopardize the status of the Company as a REIT for federal income tax purposes.

All certificates representing common shares will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or regulations thereunder) of the issued and outstanding common shares must file a written notice with the Company containing the information specified in the declaration of trust no later than December 31 of each year. In addition, each shareholder shall upon demand be required to disclose to the Company in writing such information as the Company may request in good faith in order to determine the Company’s status as a REIT.

Registrar and Transfer Agent

The registrar and transfer agent for the common shares is Computershare Trust Company, N.A.

Certain Provisions of Alabama Law and Our Declaration of Trust and Bylaws

The following summary of certain provisions of Alabama law and of our declaration of trust and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Alabama law and to our declaration of trust and bylaws. See “Where To Find Additional Information” for information on how to obtain documents from us, including our declaration of trust and bylaws.

Number of Trustees; Vacancies

Our declaration of trust provides that the number of our trustees may be increased or decreased by a two-thirds vote of the trustees then in office or by the affirmative vote of a majority of the shareholders, but may not be fewer than three nor more than 15. Our board of trustees is currently comprised of 11 trustees. Our bylaws provide that any vacancy, including a vacancy created by an increase in the number of trustees, may be filled only by a majority of the remaining trustees. Pursuant to our declaration of trust, each of our trustees is elected by our shareholders to serve until the next annual meeting and until his or her successor is duly elected and qualified.

Removal of Trustees

Our declaration of trust provides that a trustee may be removed with or without cause only at a meeting of the shareholders called for that purpose, by the affirmative vote of the holders of at least two-thirds of the shares then outstanding and entitled to vote in the election of trustees. Absent removal of all of our trustees, this provision, when coupled with the provision in our bylaws authorizing our board of trustees to fill vacant trusteeships, may preclude shareholders from removing incumbent trustees and filling the vacancies created by such removal with their own nominees.

Merger, Amendment of Declaration of Trust

Under Alabama REIT law, an Alabama REIT generally cannot dissolve, amend its declaration of trust or merge with another entity unless recommended by the board of trustees and approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter, is set forth in the REIT’s declaration of trust. Under our declaration of trust, we may not merge with or into another entity, or sell or otherwise dispose of all or substantially all of our assets, unless such merger is approved by the affirmative vote of the holders of a majority of the shares then outstanding and entitled to vote on the matter. Our declaration of trust generally provides that amendments to the declaration of trust must be adopted by the trustees and approved by the affirmative vote of the holders of a majority of the shares then outstanding and entitled to vote on the matter. However, our declaration of trust provisions on removal of trustees and termination of the trust cannot be amended without the affirmative vote of the holders of two-thirds of the shares then outstanding and entitled to vote on the matter. In addition, under Alabama REIT law and our declaration of trust, our trustees are permitted, upon a two-thirds vote of the board of trustees and without any action by our shareholders, to amend the declaration of trust from time to time as necessary to enable the trust to qualify as a REIT under the Internal Revenue Code or Alabama REIT law. The trustees may also, upon a two-thirds vote of the board of trustees and without any action by our shareholders, amend the declaration of trust as necessary to increase or decrease the aggregate number of shares or the number of shares of any class that the trust has authority to issue.

Limitation of Liability and Indemnification

The Alabama REIT law permits an Alabama real estate investment trust to include in its declaration of trust a provision limiting the liability of the trustees and officers of the trust and its shareholders for money damages except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	acts or omissions established by a final judgment as involving active and deliberate dishonesty and being material to the matter giving rise to the proceeding.

Our declaration of trust includes such a provision eliminating such liability to the maximum extent permitted by the Alabama REIT law.

Our declaration of trust requires us, to the full extent required or permitted by Alabama law and as authorized by our bylaws, to indemnify our trustees and officers, including the advance of expenses, whether serving the Company or at its request any other entity. In addition, our bylaws require us, to the maximum extent permitted by Alabama law, to indemnify each present or former trustee or officer who is made a party to a proceeding by reason of his or her service to us.

In accordance with Alabama law, our bylaws require us to indemnify any present or former trustee or officer made party to a proceeding by reason of such status against reasonable expenses incurred in connection with the proceeding if the trustee or officer:

•	acted in good faith; and

•	reasonably believed:

•	in the case of conduct in his or her official capacity with us, that the conduct was in our best interests; and

•	in all other cases, that the conduct was at least not opposed to our best interests; and

•	in a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful.

However, Alabama law prohibits us from indemnifying our present and former trustees and officers if the trustee or officer:

•	in a proceeding by us or in a derivative action, was adjudged liable to us; or

•	in any other proceeding charging improper personal benefit, was adjudged liable for receipt of an improper personal benefit, whether or not involving action in his or her official capacity.

As a condition to advancing expenses in certain circumstances, Alabama law and our bylaws require us to:

•	obtain a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification;

•	obtain a written undertaking from the trustee or officer to repay the amount reimbursed if it is determined that the necessary standard of conduct was not met; and

•	determine, in accordance with Alabama law, that the facts then known to those making the determination would not preclude indemnification.

Meetings of Shareholders

Under our bylaws, annual meetings of shareholders are to be held each year during the second calendar quarter on a date and at a time set by the trustees. Subject to the rights of the holders of any series of preferred shares to elect additional trustees in specified circumstances, special meetings of the shareholders may be called by the president or the chairman of the board of trustees, and shall be called by the president, the chairman of the board of trustees or the secretary upon the written request of shareholders holding outstanding shares representing at least 25% of all votes entitled to be cast at the special meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Our bylaws provide that any action required or permitted to be taken by our shareholders must be taken at an annual or special meeting of shareholders and may not be taken by written consent of such shareholders.

Advance Notice of Trustee Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of persons for election to our board of trustees and the proposal of business to be considered by shareholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of trustees; or

•	by a shareholder who is entitled to vote at the meeting and who complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to our board of trustees may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of trustees; or

•	provided that our board of trustees has determined that trustees shall be elected at such special meeting, by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

Possible Anti-Takeover Effect of Certain Provisions of Our Declaration of Trust and Bylaws

The limitations on removal of trustees, the prohibition on shareholder action by written consent, the restrictions on the acquisition of our shares of beneficial interest, the power to issue additional common shares or preferred shares and the advance notice provisions of our bylaws could have the effect of delaying, deterring or preventing a transaction or a change in the control that might involve a premium price for holders of the common shares or might otherwise be in their best interest.

DESCRIPTION OF PREFERRED SHARES OF BENEFICIAL INTEREST

We are authorized to issue up to 20,000,000 preferred shares. As of March 16, 2009, 2,000,000 preferred shares have been designated as 7.25% Series B Preferred Shares, none of which are currently outstanding, and 500,000 preferred shares have been designated as 8 1/8% Series D Cumulative Redeemable Preferred Shares, 401,125 of which are currently outstanding. As of March 16, 2009, there were no other series of preferred shares issued and outstanding.

In February 1999, our operating partnership issued 2,000,000 preferred units designated as 8.875% Series B Cumulative Redeemable Perpetual Preferred Units, or Series B preferred units. On February 18, 2004, we modified the terms of the Series B preferred units. Under the modified terms, the Series B preferred units bear a distribution rate of 7.25% and are redeemable, at the option of the operating partnership, in whole or in part after February 24, 2009, at the cost of the original capital contribution plus the cumulative priority return, whether or not declared. The terms of the Series B preferred units were further modified on March 14, 2005 to extend the redemption date from February 24, 2009 to August 24, 2009. The Series B preferred units become exchangeable for our 7.25% Series B Preferred Shares, in whole or in part at anytime on or after January 1, 2014, at the option of the holders.

In April 2003, we issued 500,000 preferred shares designated as 8 1/8% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, or Series D preferred shares, which preferred shares are represented by depositary shares, each of which represents a 1/10 interest in a Series D preferred share. The Series D preferred shares are currently callable by the Company and have a liquidation preference of $250.00 per share ($25.00 per depositary share). In January 2008, we authorized the repurchase of up to $25.0 million of the depositary shares representing Series D preferred shares in privately negotiated transactions. During 2008, we repurchased 988,750 depositary shares representing 98,875 Series D preferred shares for an aggregate purchase price of $24.0 million, an average price of $24.17 per depositary share. In October 2008, we authorized a separate repurchase program for the repurchase of up to an additional $25.0 million of the depositary shares representing Series D preferred shares over a 12 month period from time to time in open market purchases or privately negotiated transactions, subject to applicable legal requirements, market conditions and other factors. This repurchase program does not obligate us to repurchase any specific amounts of preferred shares, and repurchases pursuant to this program may be suspended or resumed at any time without further notice or announcement. We will continue to monitor the equity markets and repurchase depositary shares representing Series D preferred shares if the repurchases meet our required criteria and as funds are available.

Under our declaration of trust, the board of trustees may from time to time establish and issue one or more series of preferred shares, subject to any shareholder approval required by the Constitution of the State of Alabama. The trustees may classify or reclassify any unissued preferred shares by setting or changing the number, designation, preference, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of such series.

The following description of the preferred shares sets forth certain general terms and provisions of the preferred shares to which any prospectus supplement may relate. The statements below describing the preferred shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our declaration of trust and our bylaws.

General

The board of trustees is empowered by our declaration of trust to designate and issue from time to time one or more series of preferred shares. On April 5, 2005, our shareholders authorized the board of trustees to designate and issue up to 20,000,000 preferred shares. As of March 16, 2009, we had 17,500,000 authorized but unissued preferred shares without designation as to class or series. The board of trustees may determine the relative rights, preferences and privileges of each series of preferred shares so issued. Because the board of trustees has the power to establish the preferences and rights of each series of preferred shares, it may afford the holders of any series of preferred shares preferences, powers and rights, voting or otherwise, senior to the rights of holders of common shares. The preferred shares will, when issued, be fully paid and nonassessable.

The prospectus supplement relating to any preferred shares offered thereby will contain the specific terms thereof, including, without limitation:

•	the title and stated value of such preferred shares;

•	the number of such preferred shares offered, the liquidation preference per share and the offering price of such preferred shares;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such preferred shares;

•	the date from which dividends on such preferred shares shall accumulate, if applicable;

•	the procedures for any auction and remarketing, if any, for such preferred shares;

•	the provision for a sinking fund, if any, for such preferred shares;

•	the provision for redemption, if applicable, of such preferred shares;

•	any listing of such preferred shares on any securities exchange;

•	the terms and conditions, if applicable, upon which such preferred shares will be convertible into our common shares, including the conversion price (or manner of calculation thereof);

•	any other specific terms, preferences, rights, limitations or restrictions of such preferred shares;

•	a discussion of federal income tax considerations applicable to such preferred shares;

•	the relative ranking and preferences of such preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	whether interests in such preferred shares will be represented by depositary shares; and

•	any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT.

Rank

Unless otherwise specified in the prospectus supplement, the preferred shares will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of us, rank (i) senior to all classes or series of our common shares and to all equity securities ranking junior to such preferred shares; (ii) on parity with all equity securities issued by us the terms of which specifically provide that such equity securities rank on parity with the preferred shares; and (iii) junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to the preferred shares. The term “equity securities” does not include convertible debt securities.

Dividends

Holders of the preferred shares of each series will be entitled to receive, when, as and if declared by our board of trustees, out of our assets legally available for payment, cash dividends (or dividends in kind or in other property if expressly permitted and described in the applicable prospectus supplement) at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such dividend shall be payable to holders of record as they appear on our share transfer books on such record dates as shall be fixed by our board of trustees. A person who holds or acquires preferred shares that have been deemed exchanged for Excess Shares will not be entitled to receive any dividends or other distributions (any distribution paid on preferred shares prior to the discovery by the Company that such preferred shares have been exchanged for Excess Shares shall be repaid to the Company upon demand, and any distribution declared but unpaid shall be rescinded).

Dividends on any series of preferred shares may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of trustees fails to declare a dividend payable on a dividend payment date on any series of the preferred shares for which dividends are non-cumulative, then the holders of such series of the preferred shares will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

Unless otherwise specified in the prospectus supplement, if any preferred shares of any series are outstanding, no full dividends shall be declared or paid or set apart for payment on any shares of any other series ranking, as to dividends, on a parity with or junior to the preferred shares of such series for any period unless (i) if such series of preferred shares has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the preferred shares of such series for all past dividend periods and the then current dividend period or (ii) if such series of preferred shares does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the preferred shares of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon preferred shares of any series and the shares of any other series of preferred shares ranking on a parity as to dividends with the preferred shares of such series, all dividends declared upon preferred shares of such series and any other series of preferred shares ranking on a parity as to dividends with such preferred shares shall be declared pro rata so that the amount of dividends declared per share of preferred shares of such series and such other series of preferred shares shall in all cases bear to each other the same ratio that accrued dividends per share on the preferred shares of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred shares do not have a cumulative dividend) and such other series of preferred shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred shares of such series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless (i) if such series of preferred shares has a cumulative dividend, full cumulative dividends on the preferred shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (ii) if such series of preferred shares does not have a cumulative dividend, full dividends on the preferred shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends (other than in common shares or other shares ranking junior to the preferred shares of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution upon the common shares, or any other shares ranking junior to or on a parity with the preferred shares of such series as to dividends or upon liquidation, nor shall any common shares, or any other capital shares of the Company ranking junior to or on a parity with the preferred shares of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for other shares ranking junior to the preferred shares of such series as to dividends and upon liquidation).

Redemption

If so provided in the applicable prospectus supplement, the preferred shares will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred shares that is subject to mandatory redemption will specify the number of such preferred shares that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such preferred shares do not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement.

Notwithstanding the foregoing, unless (i) if such series of preferred shares has a cumulative dividend, full cumulative dividends on all preferred shares of any series shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the current dividend period and (ii) if such series of preferred shares does not have a cumulative dividend, full dividends of the preferred shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no preferred shares of any series shall be redeemed unless all outstanding preferred shares of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred shares of such series to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of such series. In addition, unless (i) if such series of preferred shares has a cumulative dividend, full cumulative dividends on all outstanding shares of any series of preferred shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividends periods and the then current dividend period, and (ii) if such series of preferred shares does not have a cumulative dividend, full dividends on the preferred shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, we shall not purchase or otherwise acquire directly or indirectly any preferred shares of such series (except by conversion into or exchange for shares ranking junior to the preferred shares of such series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred shares of such series to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of such series.

If fewer than all of the outstanding preferred shares of any series are to be redeemed, we will determine the number of shares to be redeemed and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares), by lot or by any other equitable method determined by us that will not result in the issuance of any Excess Shares.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred shares of any series to be redeemed at the address shown on our share transfer books. Each notice shall state: (i) the redemption date; (ii) the number and series of preferred shares to be redeemed; (iii) the redemption to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder’s conversion rights, if any, as to such shares shall terminate. If fewer than all of the preferred shares of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of preferred shares to be redeemed from each such holder. If notice of redemption of any preferred shares has been given and if the funds necessary for such redemption have been set aside by us in trust for the benefit of the holders of any preferred shares so called for redemption, then from and after the redemption date dividends will cease to accrue on such preferred shares, the preferred shares will no longer be deemed to be outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment shall be made to the holders of our common shares or any other class or series of shares ranking junior to the preferred shares in the distribution of assets upon any liquidation, dissolution or winding up of us, the holders of each series of preferred shares shall be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred shares do not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred shares and the corresponding amounts payable on all shares of other classes or series of our shares ranking on a parity with the preferred shares in the distribution of assets, then the holders of the preferred shares and all other such classes or series of capital shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions shall have been made in full to all holders of preferred shares, our remaining assets shall be distributed among the holders of any other classes or series of capital shares ranking junior to the preferred shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of us with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or our business, shall not be deemed to constitute a liquidation, dissolution or winding up of us.

Voting Rights

Holders of preferred shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

Conversion Rights

The terms and conditions, if any, upon which any series of preferred shares is convertible into common shares will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of common shares into which the preferred shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred shares or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of preferred shares.

Shareholder Liability

As discussed above under “Description of Common Shares of Beneficial Interest — General,” applicable Alabama law provides that no shareholder, including holders of preferred shares, shall be personally liable for the acts and obligations of us and that our funds and property shall be the only recourse for such acts or obligations.

Restrictions on Ownership

As discussed above under “Description of Common Shares of Beneficial Interest — Restrictions on Ownership and Transfer — Ownership Limits,” for us to qualify as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year. To assist the Company in meeting this requirement, the declaration of trust provides that (subject to certain exceptions) no holder of preferred shares may own, directly or by attribution, more than 9.8% of any class or series of preferred shares. In addition, no holder may own, directly or by attribution, more than 9.8% of the issued and outstanding common shares and Preferred Shares. For a more detailed discussion of these restrictions, see “Description of Common Shares of Beneficial Interest — Restrictions on Ownership and Transfer.”

Registrar and Transfer Agent

The registrar and transfer agent for the preferred shares will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred shares, as specified in the applicable prospectus supplement. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred shares represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred shares represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred shares by us to the preferred share depositary, we will cause the preferred share depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

In April 2003, we issued 5,000,000 depositary shares, each representing 1/10 of a share of Series D preferred shares. The depositary shares representing Series D preferred shares have a liquidation preference of $25.00 per share and are currently callable by the Company. In January 2008, we authorized the repurchase of up to $25.0 million of the depositary shares representing Series D preferred shares in privately negotiated transactions. During 2008, we repurchased 988,750 depositary shares representing Series D preferred shares for an aggregate purchase price of $24.0 million, an average price of $24.17 per depositary share. In October 2008, we authorized a separate repurchase program for the repurchase of up to an additional $25.0 million of the depositary shares representing Series D preferred shares over a 12 month period from time to time in open market purchases or privately negotiated transactions, subject to applicable legal requirements, market conditions and other factors. This repurchase program does not obligate us to repurchase any specific amounts of preferred shares, and repurchases pursuant to this program may be suspended or resumed at any time without further notice or announcement. We will continue to monitor the equity markets and repurchase depositary shares representing Series D preferred shares if the repurchases meet our required criteria and as funds are available.

Dividends and Other Distributions

The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depositary.

In the event of a distribution other than in cash, the preferred share depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depositary, unless the preferred share depositary determines that it is not feasible to make such distribution, in which case the preferred share depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred shares converted into Excess Shares.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred share depositary (unless the related depositary shares have previously been called for redemption or converted into Excess Shares), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred shares on the basis of the proportion of the preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred shares to be withdrawn, the preferred share depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem preferred shares held by the preferred share depositary, the preferred share depositary will redeem as of the same redemption date the number of depositary shares representing the preferred shares so redeemed, provided the Company shall have paid in full to the preferred share depositary the redemption price of the preferred shares (payable in cash or other property, as specified by the applicable prospectus supplement) to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares), by lot or by any other equitable method determined by us that will not result in the issuance of any Excess Shares.

From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any monies payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption upon surrender thereof to the preferred share depositary.

Voting of the Preferred Shares

Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, the preferred share depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred shares. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred share depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. The preferred share depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred share depositary in order to enable the preferred share depositary to do so. The preferred share depositary will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred share depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred share depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares

The depositary shares, as such, are not convertible into common shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred share depositary with written instructions to the preferred share depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares evidenced by such depositary receipts into whole common shares, other preferred shares (including Excess Shares) or other shares of beneficial interest, and we agree that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion, and if such conversion would result in a fractional share being issued, we will pay in cash an amount equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares that represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred share depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least a majority of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred share depositary if (i) such termination is necessary to assist in maintaining our status as a REIT or (ii) holders of at least a majority of each series of preferred shares affected by such termination consents to such termination, whereupon the preferred share depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred share depositary with respect to such depositary receipts. We have agreed that if the deposit agreement is terminated to assist in maintaining our status as a REIT, then, if the depositary shares are listed on a national securities exchange, we will use our best efforts to list the preferred shares issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each share of the related preferred shares shall have been converted into our shares of beneficial interest not so represented by depositary shares.

Charges of Preferred Share Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred share depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay certain other transfer and other taxes and governmental charges as well as the fees and expenses of the preferred share depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The preferred share depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred share depositary, any such resignation or removal to take effect upon the appointment of a successor preferred share depositary. A successor preferred share depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.

Miscellaneous

The preferred share depositary will forward to holders of depositary receipts any reports and communications from us which are received by the preferred share depositary with respect to the related preferred shares.

Neither the preferred share depositary nor we will be liable if the preferred share depositary is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. Our obligations and the preferred share depositary’s under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred share depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred share depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred share depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred share depositary shall be entitled to act on such claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common shares, preferred shares and depositary shares representing preferred shares. We may issue warrants independently or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title and issuer of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency in which the price of prices of such warrants may be payable;

•	the designation, amount and terms of the securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security offered thereby;

•	the date, if any, on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

•	the price at which the securities purchasable upon exercise of such warrants may be purchased and any provisions for changes or adjustments to the exercise price;

•	the date on which the right to exercise warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	information with respect to book entry procedures, if any;

•	a discussion of material federal income tax consequences; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

We may issue rights to our shareholders for the purchase of common shares. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the shareholders entitled to the rights distribution;

•	the aggregate amount of common shares purchasable upon exercise of such rights and the exercise price;

•	the aggregate amount of rights being issued;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•	any material U.S. federal income tax consequences; and

•	any other material terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Introduction

The following is a discussion of material federal income tax consequences related to the ownership and disposition of common shares, preferred shares, and depositary shares of the Company (collectively, the “shares”). As used in this section, the term “Company” or “Colonial Properties” refers solely to Colonial Properties Trust. Because the provisions governing REITs are complex, no attempt is made in the following discussion to discuss in detail all of the possible tax considerations applicable to the holders of the Company’s securities. Because this is a general summary that is intended to address only those federal income tax considerations relating to the ownership and disposition of the Company’s shares, it may not contain all of the information that is important in your specific circumstances. In reviewing this discussion, prospective holders of the Company’s shares should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;

•	this discussion does not address any state, local or non-U.S. tax considerations;

•	special rules that are not addressed below may apply to you if, for example, you are:

•	a tax-exempt organization,

•	a broker-dealer,

•	a non-U.S. person,

•	a trust, estate, regulated investment company, real estate investment trust, financial institution, insurance company, or S corporation,

•	subject to the alternative minimum tax provisions of the Internal Revenue Code,

•	holding the Company’s shares as part of a hedge, straddle, conversion or other risk-reduction or constructive sale transaction,

•	holding the Company’s shares through a partnership or similar pass-through entity,

•	a person with a “functional currency” other than the U.S. dollar,

•	beneficially or constructively holding a 10% or more (by vote or value) beneficial interest in the Company,

•	a U.S. expatriate, or

•	otherwise subject to special tax treatment under the Internal Revenue Code;

•	this discussion deals only with investors that hold the shares of the Company as “capital assets,” within the meaning of Section 1221 of the Internal Revenue Code; and

•	this discussion is not intended to be, and should not be construed as, tax advice.

The information in this section is based on the current Internal Revenue Code, current, temporary and proposed Treasury regulations, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the Internal Revenue Service (the “IRS”), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and court decisions. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. The discussion is not exhaustive of all possible tax considerations and does not give a detailed discussion of any state, local or non-U.S. tax considerations. The Company has not requested, nor does it presently intend to request, a ruling from the IRS with respect to any of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court could agree with the IRS.

You are advised both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of the Company’s shares on your individual tax situation. This includes the federal, state, local or non-U.S. tax consequences of the ownership and sale of the Company’s shares and potential changes in applicable tax laws, or any judicial or administrative interpretations thereof.

Taxation of the Company

General.  The Company has elected to be taxed as a REIT under the Internal Revenue Code commencing with its first taxable year. A REIT generally is not subject to federal income tax on the income that it distributes to shareholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

The Company believes that it is organized and has operated, and the Company intends to continue to operate, in a manner to qualify as a REIT, but there can be no assurance that the Company has qualified or will remain qualified as a REIT. Qualification and taxation as a REIT depend upon the Company’s ability to meet, through actual annual (or, in some cases, quarterly) operating results, various requirements under the Internal Revenue Code, as described in this discussion, with regard to, among other things, the sources of the Company’s gross income, the composition and value of the Company’s assets (which may not be susceptible to precise determination at the relevant times), the Company’s distribution levels, and the diversity of ownership of the Company’s shares. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations, and the possibility of future changes in the circumstances of the Company, the Company cannot provide any assurance that its actual operating results will satisfy such requirements.

So long as the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is distributed currently to its shareholders. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and shareholder levels) that generally results from an investment in a regular corporation. However, the Company will be subject to federal income tax in the following circumstances.

•	The Company will be taxed at regular corporate rates on any undistributed “REIT taxable income” for any taxable year. REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid. Also, the Company will be subject to a 4% excise tax on specified amounts of income that are undistributed during the calendar year (after taking into account dividends paid in January that are treated as paid and received by shareholders on December 31 of the prior year) but for which the dividends received deduction is otherwise allowable because of special rules that allow dividends paid during a taxable year to generate a dividends paid deduction with respect to the prior taxable year.

•	Under some circumstances, Colonial Properties (or its shareholders) may be subject to the “alternative minimum tax” due to its items of tax preference, if any.

•	If the Company has net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on this income. In general, “foreclosure property” is property acquired through a foreclosure (or through other legal means) upon default by a lessee or borrower under secured debt.

•	The Company’s net income from “prohibited transactions” will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•	If the Company fails to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintains its qualification as a REIT because other requirements are met, it will be subject to a tax equal to the gross income attributable to the greater of the amount by which the Company fails either the 75% gross income test or the 95% gross income test, multiplied by a fraction intended to reflect the Company’s profitability.

•	The Company will be subject to a 100% penalty tax on amounts it receives (or on certain expenses deducted by a taxable REIT subsidiary) if arrangements among the Company, its tenants and its taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties.

•	If the Company acquires any asset from a non-REIT “C” corporation in a carry-over basis transaction, it would be liable for corporate income tax, at the highest applicable corporate rate for the “built-in gain” with respect to those assets if it disposed of those assets within 10 years after they were acquired. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time the Company acquires the asset. To the extent the assets are transferred to the Company in a carry-over basis transaction by a partnership in which a corporation owns an interest, the Company will be subject to this tax in proportion to the non-REIT “C” corporation’s interest in the partnership.

•	In the event of certain failures to comply with the asset tests, the Company may nevertheless maintain its REIT qualification, but the Company will be subject to the greater of $50,000 or the amount determined by multiplying the net income generated by such nonqualifying assets by the highest rate of tax applicable to regular “C” corporations during periods which such assets would have caused the Company to fail the asset test.

•	If the Company fails to satisfy a requirement under the Internal Revenue Code which would result in the loss of its REIT status, other than a failure to satisfy a gross income test or an asset test described above, but nonetheless maintain its qualification as a REIT because the requirements of certain relief provisions are satisfied, the Company will be subject to a penalty of $50,000 for each such failure.

•	If the Company fails to comply with the requirement to send annual letters to its shareholders requesting information regarding the actual ownership of the Company’s shares, and the failure was not due to reasonable cause or due to willful neglect, it will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

Furthermore, notwithstanding the Company’s status as a REIT, the Company also may have to pay certain state and local income taxes, because not all states and localities treat REITs the same as they are treated for federal income tax purposes. Moreover, each of the Company’s taxable REIT subsidiaries (as further described below) is subject to federal, state and local corporate income taxes on its net income.

If the Company is subject to taxation on its REIT taxable income or subject to tax due to the sale of a built-in gain asset that was acquired in a carry-over basis from a “C” Corporation, some of the dividends the Company pays to its shareholders during the following year may be subject to taxed at the reduced capital gains rates, rather than taxed at ordinary income rates. See “— Taxation of U.S. Holders of the Company’s Shares — Qualified Dividend Income.”

Requirements for Qualification as a REIT.  The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Internal Revenue Code;

(4) that is neither a financial institution nor an insurance company subject to applicable provisions of the Internal Revenue Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities and as determined by applying certain attribution rules);

(7) that makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Internal Revenue Code and Treasury regulations promulgated thereunder;

(9) that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions; and

(10) that has no earnings and profits from any non-REIT taxable year at the close of any taxable year. The Company has elected to be taxed as a REIT beginning with its first taxable year. Therefore, the Company has not had any undistributed non-REIT earnings and profits of its own. In addition, the Company does not believe that it has succeeded to any undistributed non-REIT earnings and profits. However, the IRS could determine otherwise.

Conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of determining share ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. However, a trust that is a qualified trust under Internal Revenue Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

The Company believes that it has issued sufficient shares of beneficial interest with sufficient diversity of ownership to allow it to satisfy conditions (5) and (6) above. In addition, the Company’s declaration of trust contains restrictions regarding the transfer of its shares of beneficial interest that are intended to assist the Company in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. If the Company fails to satisfy these share ownership requirements, it will fail to qualify as a REIT, unless it qualifies for the relief provisions described in the following paragraph.

The Company will be treated as having met condition (6) above, so long as the Company does not know, and upon the exercise of reasonable diligence would not have known, of ownership by shareholders in violation of this requirement, provided that the Company has complied with Treasury regulations that require it to send annual letters to its shareholders of record inquiring about the ownership of the Company’s shares. The Company intends to comply with the annual letters requirement and to regularly monitor securities filings by its significant shareholders. If the Company fails to satisfy such share ownership requirements and cannot avail itself of any statutory relief provisions, it will not qualify as a REIT.

Ownership of Interests in Partnerships and Limited Liability Companies.  A REIT that is a partner in a partnership will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership’s income. In addition, the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. Thus, the Company’s proportionate share of the assets and items of income of Colonial Realty Limited Partnership (“CRLP”), which is the Company’s operating partnership, and Colonial Properties Services Limited Partnership, which is a management partnership subsidiary of CRLP, and other partnerships and limited liability companies in which the Company holds direct or indirect interests (each individually a “Partnership” and, collectively, the “Partnerships”), including the Partnership’s share of assets and items of income of any subsidiaries that are partnerships or limited liability companies, are treated as assets and items of income of the Company for purposes of applying the asset and income tests. The Company has control over CRLP and substantially all of the partnership and limited liability company subsidiaries of CRLP and intends to operate them in a manner that is consistent with the requirements for qualification of the Company as a REIT.

Ownership of Interests in Qualified REIT Subsidiaries.  If a REIT owns a corporate subsidiary (including an entity which is treated as an association taxable as a corporation for federal income tax purposes) that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (discussed below), all of the capital stock of which is owned by the REIT (either directly or through other disregarded subsidiaries). For federal income tax purposes, all assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of the Company will not be subject to federal corporate income taxation, although it may be subject to state and local taxation in some states.

Ownership of Interests in Taxable REIT Subsidiaries.  A “taxable REIT subsidiary” of the Company is an entity that is taxable as a regular corporation other than a REIT in which the Company directly or indirectly owns stock, and that elects, together with the Company, to be treated as a taxable REIT subsidiary under Section 856(l) of the Internal Revenue Code. A taxable REIT subsidiary also includes any entity that is taxable as a regular corporation other than a REIT in which the electing taxable REIT subsidiary owns, directly or indirectly, securities (other than certain “straight debt” securities) representing 35% or more of the vote or value of the entity. Unlike the Company’s qualified REIT subsidiaries, the income and assets of taxable REIT subsidiaries of the Company are not attributed to the Company for purposes of the conditions that the Company must satisfy to maintain its REIT status. Rather, for REIT asset and income testing purposes, the Company takes into account the Company’s interest in a taxable REIT subsidiary’s securities and the income and gain the Company derives therefrom. A taxable REIT subsidiary is a corporation subject to regular federal income tax, and state and local income tax where applicable, as a regular “C” corporation. A taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by the Company if certain tests regarding the taxable REIT subsidiary’s debt to equity ratio and interest expense are not satisfied. If dividends are paid to the Company by one or more of its taxable REIT subsidiaries, then a portion of the dividends the Company distributes to U.S. shareholders who are taxed at individual rates currently are eligible for taxation at lower capital gain rates, rather than at ordinary income rates. See “— Taxation of U.S. Holders of the Company’s Shares — Qualified Dividend Income.”

Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or noncustomary services to the Company’s tenants without causing the Company to receive impermissible tenant services income under the REIT income tests. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments in excess of a certain amount made to the Company. In addition, the Company will be obligated to pay a 100% penalty tax on some payments that it receives or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements among the REIT, the REIT’s tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. There can be no assurance that the IRS might not seek to impose the 100% excise tax on a portion of payments received by the Company from, or expenses deducted by, the Company’s taxable REIT subsidiaries.

Income Tests Applicable to REITs.  To qualify as a REIT, the Company must satisfy two gross income tests, which are applied on an annual basis. First, at least 75% of the REIT’s gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property and from some types of temporary investments. Income qualifying for the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real property or mortgages on real property, in either case, not held for sale to customers; and

•	income attributable to temporary investments of new capital in stocks and debt instruments during the one-year period following the Company’s receipt of new capital that it raises through equity offerings or issuance of debt obligations with at least a five-year term.

Second, at least 95% of the Company’s gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from sources that qualify for purposes of the 75% test, and from (a) dividends, (b) interest, and (c) gain from the sale or disposition of stock and securities, in either case, not held for sale to customers.

For purposes of the 75% and 95% gross income tests, certain foreign currency income is disregarded for purposes of determining gross income.

Rents from Real Property.  Rents received by the Company will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

•	First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term rents from real property solely by reason of being based on a fixed percentage of percentages of receipts or sales.

•	Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests. An exception applies to a related party that is a taxable REIT subsidiary if at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space. Amounts attributable to certain rental increases charged to a controlled TRS can fail to qualify even if the above conditions are met. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

•	Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

•	Fourth, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, the Company may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, the Company may not provide “impermissible services” to tenants (except through an independent contractor from whom the Company derives no revenue and that meets other requirements or through a taxable REIT subsidiary), without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the Company’s direct cost of providing the service. If the impermissible tenant service income exceeds 1% of the Company’s total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of the Company’s total income from the property, the services will not “taint” the other income from the property (that is, it will not cause the rent paid by tenants of that property to fail to qualify itself as rents from real property), but the impermissible tenant service income will not qualify as rents from real property.

Unless the Company determines that the resulting nonqualifying income under any of the following situations, taken together with all other nonqualifying income earned by the Company in the taxable year, will not jeopardize the Company’s status as a REIT, the Company does not and does not intend to:

•	charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above;

•	rent any property to a related party tenant, including a taxable REIT subsidiary;

•	derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease; or

•	directly perform services considered to be noncustomary or rendered to the occupant of the property.

We may receive fees (through one or more of our pass-through subsidiaries) in consideration of the performance of property management services with respect to certain properties not owned entirely by CRLP. A portion of such fees (corresponding to that portion of a property not owned by CRLP) will not qualify under the 75% or 95% gross income test. CRLP also may receive certain other types of income with respect to the properties it owns that will not qualify for the 75% or 95% gross income test. In addition, dividends on the Company’s stock in Colonial Properties Services, Inc. (“CPSI”) and its share of interest on the CPSI note will not qualify under the 75% gross income test. The Company believes, however, that the aggregate amount of such fees and other non-qualifying income in any taxable year will not cause the Company to exceed the limits on nonqualifying income under the 75% and 95% gross income tests.

Interest.  Interest generally will be nonqualifying income for purposes of the 75% or 95% gross income tests if it depends in whole or in part on the income or profits of any person. However, interest on loans secured by real property within the meaning of the REIT rules that is based on a fixed percentage or percentages of receipts or sales may still qualify under the gross income tests. The Company does not expect to derive significant amounts of interest that will not qualify under the 75% and 95% gross income tests.

Income from Hedging Transactions.  From time to time, the Company may enter into transactions to hedge against interest rate risks or value fluctuations associated with one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap or cap agreements, option agreements, and futures or forward contracts. Income of a REIT, including income from a pass-through subsidiary, arising from “clearly identified” hedging transactions that are entered into to manage the risk of interest rate or price changes with respect to borrowings, including gain from the disposition of such hedging transactions, to the extent the hedging transactions hedge indebtedness incurred, or to be incurred, by the REIT to acquire or carry real estate assets, will not be treated as gross income for purposes of the 95% gross income test, and will not be treated as gross income for purposes of the 75% gross income test where such instrument was entered into after July 30, 2008. Income of a REIT arising from hedging transactions that are entered into to manage the risk of currency fluctuations will not be treated as gross income for purposes of either the 95% gross income test or the 75% gross income test where such transaction was entered into after July 30, 2008 provided that the transaction is “clearly identified” before the close of the day on which it was acquired, originated or entered into. In general, for a hedging transaction to be “clearly identified,” (a) it must be identified as a hedging transaction before the end of the day on which it is acquired or entered into, and (b) the items or risks being hedged must be identified “substantially contemporaneously” with entering into the hedging transaction (generally not more than 35 days after entering into the hedging transaction). To the extent that the Company hedges with other types of financial instruments or in other situations, the resultant income will be treated as income that does not qualify under the 95% or 75% income tests. The Company intends to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Income from Prohibited Transactions.  Any gain realized by the Company on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business, including the Company’s share of this type of gain realized by CRLP, will be treated as income from a prohibited transaction that is excluded from gross income solely for purposes of the gross income tests and subject to a 100% penalty tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances of a particular transaction. However, the Company will not be treated as a dealer in real property for the purpose of the 100% tax if (i) the Company has held the property for at least two years for the production of rental income, (ii) the Company capitalized expenditures on the property in the two years preceding sale that are less than 30% of the net selling price of the property, and (iii) the Company (a) has seven or fewer sales of property (excluding certain property obtained through foreclosure) for the year of sale or (b) either (I) the aggregate tax basis of property sold during the year of sale is 10% or less of the aggregate tax basis of all of the Company’s assets as of the beginning of the taxable year, or, for sales entered into after July 30, 2008 only, (II) the aggregate fair market value of property sold during the year of sale is 10% or less of the aggregate fair market value of all of its assets as of the beginning of the taxable year and (III) in the case of either (I) or (II), substantially all of the marketing and development expenditures with respect to the property sold are made through an independent contractor from whom the Company derives no income. For purposes of the seven sale limitation, the sale of more than one property to one buyer as part of one transaction constitutes one sale. We intend to hold our properties, and CRLP intends to hold its properties, for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating properties, and to make occasional sales of properties as are consistent with our investment objectives. However, not all of our sales will satisfy the “safe harbor” requirements described above. Furthermore, there are certain interpretive issues related to the application of the “safe harbor” that are not free from doubt under the federal income tax law. While we acquire and hold our properties with an investment objective and do not believe they constitute dealer property, we cannot provide any assurance that the IRS might not contend that one or more of these sales are subject to the 100% penalty tax or that the IRS would not challenge our interpretation of, or any reliance on, the “safe harbor” provisions.

Failure to Satisfy the Income Tests.  If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for that year if it is entitled to relief under the Internal Revenue Code. These relief provisions generally will be available if the Company’s failure to meet the tests was due to reasonable cause and not due to willful neglect, and following identification of the failure, the Company files with the IRS a schedule describing each item of its gross income.

It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. If, for example, the Company fails to satisfy the gross income tests because nonqualifying income that it intentionally incurs exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If the Company fails to satisfy the 75% or 95% gross income test and these relief provisions do not apply, it will fail to qualify as a REIT. Even if these relief provisions were to apply, the Company would be subject to a penalty tax based on the amount of its nonqualifying income. The Company intends to take advantage of any and all relief provisions that are available to it to cure any violation of the income tests applicable to REITs.

Penalty Tax.  Any redetermined rents, redetermined deductions or excess interest the Company generates will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by one of the Company’s taxable REIT subsidiaries to any of the Company’s tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to the Company that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents the Company receives will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Internal Revenue Code. Safe harbor provisions are provided where:

•	a taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;

•	rents paid to the Company by tenants who are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by the Company’s tenants leasing comparable space who are receiving such services from the taxable REIT subsidiary and the charge for the services is separately stated; or

•	the taxable REIT subsidiary’s gross income from the service is not less than 150% of the taxable REIT subsidiary’s direct cost of furnishing the service.

While the Company anticipates that any fees paid to a taxable REIT subsidiary for tenant services will reflect arm’s-length rates, a taxable REIT subsidiary may under certain circumstances provide tenant services which do not satisfy any of the safe-harbor provisions described above. Nevertheless, these determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, the Company would be required to pay a 100% penalty tax on the redetermined rent, redetermined deductions or excess interest, as applicable.

Asset Tests Applicable to REITs.  At the close of each quarter of its taxable year, the Company must satisfy the following six tests relating to the nature and diversification of its assets:

(1) at least 75% of the value of the Company’s total assets must be represented by “real estate assets,” cash, cash items and government securities. The Company’s real estate assets include, for this purpose, debt instruments secured by mortgages on real property, shares of other REITs, and stock or debt instruments held for less than one year purchased with the proceeds of an offering of shares or long-term debt of the Company;

(2) not more than 25% of the Company’s total assets may be represented by securities other than those described in (1) above;

(3) except for securities described in (1) above and securities in taxable REIT subsidiaries, the value of any one issuer’s securities owned by the Company may not exceed 5% of the value of the Company’s total assets;

(4) except for securities described in (1) above, securities in taxable REIT subsidiaries, and certain types of indebtedness that are not treated as securities for purposes of this test, as discussed below, the Company may not own more than 10% of any one issuer’s outstanding voting securities;

(5) except for securities described in (1) above and securities in taxable REIT subsidiaries, the Company may not own more than 10% of the total value of the outstanding securities of any one issuer; and

(6) not more than 25% of the Company’s total assets may be represented by securities of one or more taxable REIT subsidiaries.

The Company’s assets for purposes of the asset tests includes its allocable share of real estate assets held by CRLP and its non-corporate subsidiaries. For purposes of the asset tests other than the 10% value test, the Company’s allocable share of the assets of an entity that is treated as a partnership for federal income tax purposes is determined in accordance with the Company’s capital interests in that entity. For purposes of the 10% value test only, the Company’s allocable share of the assets of an entity that is treated as a partnership for federal income tax purposes is determined in accordance with its proportionate ownership of the equity interests in such entity and certain other securities issued by such entity.

Securities for purposes of the asset tests may include debt the Company holds from other issuers. However, the Internal Revenue Code specifically provides that the following types of debt will not be taken into account as securities the Company owns for purposes of a 10% value test: (1) securities that meet the “straight debt” safe harbor, as discussed below; (2) loans to individuals or estates; (3) obligations to pay rents from real property; (4) rental agreements described in Section 467 of the Internal Revenue Code (generally, obligations related to deferred rental payments, other than with respect to transactions with related party tenants); (5) securities issued by other REITs; (6) certain securities issued by a state, the District of Columbia, a foreign government, or a political subdivision of any of the foregoing, or the Commonwealth of Puerto Rico; and (7) any other arrangement as determined by the IRS.

In addition, for purposes of the 10% value test only, to the extent the Company holds debt securities that are not described in the preceding paragraph, (a) any such debt issued by partnerships that derive at least 75% of their gross income from sources that constitute qualifying income for purposes of the 75% gross income test, and (b) any such debt instrument that is issued by any partnership, to the extent of the Company’s interest as a partner in the partnership, are not considered securities.

Debt will meet the “straight debt” safe harbor if (1) neither the Company, nor any of its controlled taxable REIT subsidiaries (i.e. taxable REIT subsidiaries more than 50% of the vote or value of the outstanding stock of which is directly or indirectly owned by the Company), own any securities not described in the preceding paragraph that have an aggregate value greater than 1% of the issuer’s outstanding securities, (2) the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, (3) the debt is not convertible, directly or indirectly, into stock, and (4) the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion or similar factors. However, contingencies regarding time of payment and interest are permissible for purposes of qualifying as a “straight debt” security if either (a) such contingency does not have the effect of changing the effective yield of maturity, as determined under the Internal Revenue Code, other than a change in the annual yield to maturity that does not exceed the greater of (i) 5% of the annual yield to maturity or (ii) 0.25%, or (b)(i) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt instruments held by the REIT exceeds $1,000,000 and (ii) not more than 12 months of unaccrued interest can be required to be prepaid thereunder. In addition, debt will not be disqualified from being treated as “straight debt” solely because the time or amount of payment is subject to a contingency upon a default or the exercise of a prepayment right by the issuer of the debt, provided that such contingency is consistent with customary commercial practice.

CPSI has elected, together with the Company, to be treated as a taxable REIT subsidiary of the Company. So long as CPSI qualifies as a taxable REIT subsidiary, the Company will not be subject to the 5% asset test, 10% voting securities limitation and 10% value limitation with respect to CPSI. The Company may acquire securities in other taxable REIT subsidiaries in the future. The Company believes that the aggregate value of its taxable REIT subsidiaries will not exceed 25% of the aggregate value of its gross assets.

As of each relevant testing date prior to the election to treat CPSI as a taxable REIT subsidiary, which election first became available as of January 1, 2001, the Company did not own more than 10% of the voting securities of CPSI or any other issuer. In addition, the Company believes that as of each relevant testing date prior to the election to treat CPSI or any other corporation in which the Company owns an interest as a taxable REIT subsidiary of the Company, the Company’s pro rata share of the value of the securities, including unsecured debt, of any issuer did not exceed 5% of the total value of the Company’s assets.

With respect to each issuer in which the Company currently owns an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, the Company believes that its pro rata share of the value of the securities, including debt, of any such issuer does not exceed 5% of the total value of the Company’s assets and that it complies with the 10% voting securities limitation and 10% value limitation with respect to each such issuer. In this regard, however, the Company cannot provide any assurance that the IRS might not disagree with the Company’s determinations.

The asset tests must be satisfied not only on the last day of the calendar quarter in which the Company, directly or through pass-through subsidiaries, acquires securities in the applicable issuer, but also on the last day of the calendar quarter in which the Company increases its ownership of securities of such issuer, including as a result of increasing the Company’s interest in pass-through subsidiaries. After initially meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the asset tests solely by reason of changes in the relative values of its assets (including, for tax years beginning after July 30, 2008, a discrepancy caused solely by the change in the foreign currency exchange rate used to value a foreign asset). If failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the Company can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. An acquisition of securities could include an increase in the Company’s interest in CRLP, the exercise by limited partners of their redemption right relating to units in CRLP or an additional capital contribution of proceeds of an offering of our shares of beneficial interest. The Company intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take any available action within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests. Although the Company plans to take steps to ensure that it satisfies such tests for any quarter with respect to which testing is to occur, there can be no assurance that such steps will always be successful. If the Company fails to timely cure any noncompliance with the asset tests, the Company would cease to qualify as a REIT, unless it satisfies certain relief provisions.

Furthermore, the failure to satisfy the asset tests can be remedied even after the 30-day cure period under certain circumstances. If the total value of the assets that caused a failure of the 5% test, the 10% voting securities test or the 10% value test does not exceed the lesser of 1% of the Company’s assets at the end of the relevant quarter or $10,000,000, the Company can cure the failure by disposing of sufficient assets to cure the violation within six months following the last day of the quarter in which it first identifies the failure of the asset test. For a violation of any of the 5% test, the 10% voting securities test, or the 10% value test attributable to the ownership of assets the total value of which exceeds the amount described in the preceding sentence, or for any violation of any of the 75%, the 25% asset test, and the 25% TRS asset test, the Company can avoid disqualification as a REIT if the violation is due to reasonable cause, and it disposes of an amount of assets sufficient to cure such violation within the six-month period described in the preceding sentence. In such a case, the Company must also pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets during the period of time that the assets were held as nonqualifying assets, and file in accordance with applicable Treasury regulations a schedule with the IRS that describes the assets. The applicable Treasury regulations are yet to be issued. Thus, it is not possible to state with precision under what circumstances the Company would be entitled to the benefit of these provisions. The Company intends to take advantage of any and all relief provisions that are available to it (including, for these purposes, the 30-day cure period described above) to cure any violation of the asset tests applicable to REITs.

The Company intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take any available action within the applicable time period after the close of any quarter as may be required to cure any noncompliance with the asset tests. The Company cannot ensure that these steps always will be successful. If the Company fails to cure the noncompliance with the asset tests within the applicable time period, it could fail to qualify as a REIT.

Annual Distribution Requirements.  To qualify as a REIT, the Company generally must make distributions (other than capital gain dividends) to its shareholders each year in an amount at least equal to:

•	the sum of (a) 90% of the Company’s REIT taxable income, computed without regard to the dividends paid deduction and its net capital gain, and (b) 90% of the Company’s net income after tax, if any, from foreclosure property, minus

•	the sum of certain items of “non-cash income.”

For purposes of this test, “non-cash income” means income attributable to leveled stepped rents, original issue discount included in the Company’s taxable income without the receipt of a corresponding payment, cancellation of indebtedness or a like kind exchange that is later determined to be taxable.

Dividend distributions must generally be made during the taxable year to which they relate. Dividend distributions may be made in the following year in two circumstances. First, if the Company declares a dividend in October, November, or December of any year with a record date in one of these months and pays it on or before January 31 of the following year, it will be treated as having paid the dividend on December

31 of the year in which it was declared. Second, distributions may be made in the following year if they are declared before the Company timely files its tax return for the year and if made before the first regular dividend payment made after such declaration. To the extent that the Company does not distribute as a dividend all of its net capital gain or distribute at least 90%, but less than 100% of its REIT taxable income, as adjusted, the Company will be subject to tax on the undistributed amount at regular capital gain or ordinary corporate tax rates, as the case may be.

Furthermore, the Company will incur a 4% nondeductible excise tax on the excess of the required distribution over the sum of the amounts actually distributed as dividends and amounts retained for which federal income tax was paid if it fails to distribute by the end of a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (a) 85% of the Company’s REIT ordinary income for such year, (b) 95% of the Company’s REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods.

The Company may elect to retain rather than distribute all or a portion of its net capital gain and pay the tax on the gain. In that case, it may elect to have its shareholders include their proportionate share of the undistributed net capital gain in income as long-term capital gain and receive a credit for their share of the tax paid by the Company. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements. It is possible, however, that the Company, from time to time, may not have sufficient cash or other liquid assets to meet these distribution requirements. This may be due to differences in timing between the actual receipt of income and the actual payment of deductible expenses and the inclusion of that income and the deduction of those expenses in determining the Company’s REIT taxable income. Among other situations, this may occur if a lease of the Company’s property is subject to the provisions of Section 467 of the Internal Revenue Code. Although some non-cash income may be excluded in determining the annual distribution requirement, the Company will incur corporate income tax and it also may be required to pay the 4% excise tax with respect to those non-cash income items if it does not distribute those items on a current basis. As a result of the foregoing, the Company may have less cash than is necessary to distribute all of its taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, the Company may need to borrow funds or issue additional common or preferred shares.

Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in its deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends. However, the Company would be required to pay to the IRS interest based upon the amount of any deduction taken for deficiency dividends.

Record-Keeping Requirements.  The Company is required to comply with applicable record-keeping requirements. Failure to comply could result in monetary fines.

Failure to Qualify as a REIT.  If the Company does not comply with one or more of the conditions required for qualification as a REIT (other than the asset tests and the income tests that have the specific savings clauses discussed above), it can avoid disqualification of the Company’s REIT status by paying a penalty of $50,000 for each such failure, provided that the Company’s noncompliance was due to reasonable cause and not willful neglect. If the Company fails to qualify for taxation as a REIT in any taxable year and the statutory relief provisions do not apply, it will be subject to tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. If the Company fails to qualify as a REIT, the Company will not be required to make any distributions to shareholders and any distributions that are made to shareholders will not be deductible by the Company. As a result, the Company’s failure to qualify as a REIT would significantly reduce the cash available for distributions by the Company to its shareholders. In addition, if the Company fails to qualify as a REIT, all distributions to shareholders will be taxable as ordinary income to the extent of the Company’s current and accumulated earnings and profits, whether or not attributable to capital gains of the Company, and corporate shareholders may be eligible for the dividends received deduction.

Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. There can be no assurance that the Company would be entitled to any statutory relief. The Company intends to take advantage of any and all relief provisions that are available to it to cure any violation of the requirements applicable to REITs.

Tax Aspects of the Company’s Investments in Partnerships and Limited Liability Companies Generally

General.  All of the Company’s investments are held indirectly through CRLP. In addition, CRLP holds certain of its investments indirectly through subsidiary partnerships and limited liability companies that the Company believes are treated as partnerships or as disregarded entities for federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to federal income tax at the partnership level. However, a partner is allocated its proportionate share of the items of income, gain, loss, deduction and credit of a partnership, and is required to include these items in calculating its tax liability, without regard to whether it receives a distribution from the partnership. The Company includes its proportionate share of these partnership items in its income for purposes of the various REIT income tests and the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, the Company includes its proportionate share of assets held through CRLP.

Entity Classification.  The Company holds direct or indirect interests in CRLP and other partnerships and limited liability companies. The Company believes that each of the Partnerships qualifies as a partnership (as opposed to an association taxable as a corporation) for federal income tax purposes. If any of the Partnerships were to be treated as an association, it would be taxable as a corporation and therefore subject to an entity-level tax on its income. In such a situation, the character of the Company’s assets and items of gross income would change, which could preclude the Company from satisfying the asset tests and possibly the income tests (see “— Taxation of the Company — Income Tests Applicable to REITS” and “— Asset Tests Applicable to REITs”), and in turn could prevent the Company from qualifying as a REIT.

The Company believes CRLP and each of our other partnerships and limited liability companies (other than our taxable REIT subsidiaries) will be treated for federal income tax purposes as a partnership or disregarded entity.

A partnership is a “publicly traded partnership” under Section 7704 of the Internal Revenue Code if:

(1) interests in the partnership are traded on an established securities market; or

(2) interests in the partnership are readily tradable on a “secondary market” or the “substantial equivalent” of a secondary market.

The Company and CRLP currently take the reporting position for federal income tax purposes that CRLP is not a publicly traded partnership. There is a risk, however, that the right of a holder of operating partnership units to redeem the units for common shares could cause operating partnership units to be considered readily tradable on the substantial equivalent of a secondary market. Under the relevant Treasury regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified “safe harbors,” which are based on the specific facts and circumstances relating to the partnership. The Company and CRLP believe that CRLP will qualify for at least one of these safe harbors at all times in the foreseeable future. CRLP cannot provide any assurance that it will continue to qualify for one of the safe harbors mentioned above.

If CRLP is a publicly traded partnership, it will be taxed as a corporation unless at least 90% of its gross income consists of “qualifying income” under Section 7704 of the Internal Revenue Code. Qualifying income is generally real property rents and other types of passive income. The Company believes that CRLP will have sufficient qualifying income so that it would be taxed as a partnership, even if it were a publicly traded partnership. The income requirements applicable to the Company in order for the Company to qualify as a REIT under the Internal Revenue Code and the definition of qualifying income under the publicly traded partnership rules are very similar. Although differences exist between these two income tests, the Company does not believe that these differences would cause the operating partnership not to satisfy the 90% gross income test applicable to publicly traded partnerships.

Allocations of Partnership Income, Gain, Loss and Deduction.  A partnership or limited liability company agreement will generally determine the allocation of income and losses among partners or members. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the Treasury regulations. Generally, Section 704(b) of the Internal Revenue Code and the related Treasury regulations require that partnership and limited liability company allocations respect the economic arrangement of the partners and members. If an allocation is not recognized for federal income tax purposes, the relevant item will be reallocated according to the partners’ or members’ interests in the partnership or limited liability company. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The allocations of taxable income and loss in each of the partnerships and limited liability companies in which the Company owns an interest are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury regulations thereunder.

Tax Allocations with Respect to the Properties.  Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value and the adjusted tax basis of contributed property at the time of contribution (a “Book-Tax Difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. CRLP was formed by way of contributions of appreciated property. Consequently, CRLP’s partnership agreement requires such allocations to be made in a manner consistent with Section 704(c). As a result, certain limited partners of CRLP will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by the Partnerships of the contributed assets. These allocations will tend to eliminate the Book-Tax Difference over the life of the Partnerships. However, the special allocation rules of Section 704(c) as applied by the Company do not always entirely rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Partnership will cause the Company to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to its as a result of such sale. This may cause the Company to recognize taxable income in excess of cash proceeds, which might adversely affect the Company’s ability to comply with the REIT distribution requirements. See “— Taxation of the Company — Annual Distribution Requirements.”

Taxation of U.S. Holders of the Company’s Shares

As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of the securities offered under this Prospectus that is for United States federal income tax purposes:

(1) a citizen or resident, as defined in Section 7701(b) of the Internal Revenue Code, of the United States;

(2) a corporation or partnership, or other entity treated as a corporation or partnership for federal income tax purposes, created or organized under the laws of the United States, any state or the District of Columbia;

(3) an estate the income of which is subject to federal income taxation regardless of its source; or

(4) in general, a trust subject to the primary supervision of a United States court and the control of one or more United States persons.

Generally, in the case of a partnership that holds the securities of the Company offered under this Prospectus, any partner that would be a U.S. holder if it held the securities offered under this Prospectus directly is also a U.S. Holder. A “non-U.S. holder” is a holder, including any partner in a partnership that holds the securities offered under this Prospectus, that is not a U.S. holder.

Distributions Generally.  As long as the Company qualifies as a REIT, distributions made to taxable U.S. holders of the Company’s shares out of the Company’s current or accumulated earnings and profits that are not designated as capital gain dividends or as qualified dividend income will be taken into account by these holders as ordinary income and will not be eligible for the dividends received deduction generally available for corporations.

Distributions in excess of its current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted tax basis of the holder’s shares. Rather, such distributions will reduce the adjusted basis of such shares. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. holder’s adjusted basis in its shares will be taxable as capital gains in the amount of such excess if the shares are held as a capital asset.

Distributions will generally be taxable, if at all, in the year of the distribution. However, if the Company declares a dividend in October, November, or December of any year with a record date in one of these months and pays the dividend on or before January 31 of the following year, the Company will be treated as having paid the dividend, and the U.S. holder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

Capital Gain Dividends.  The Company may elect to designate distributions of its net capital gain as “capital gain dividends.” Capital gain dividends are taxed to U.S. holders as gain from the sale or exchange of a capital asset held for more than one year, without regard to how long the U.S. holder has held its shares. Designations made by the Company will only be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type. If the Company designates any portion of a dividend as a capital gain dividend, a U.S. holder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the U.S. holder as capital gain. Corporate shareholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Recipients of capital gain dividends from the Company that are taxed at corporate income tax rates will be taxed at the normal corporate income tax rates on those dividends.

Instead of paying capital gain dividends, the Company may designate all or part of its net capital gain as “undistributed capital gain.” The Company will be subject to tax at regular corporate rates on any undistributed capital gain. A U.S. holder will include in its income as long-term capital gains its proportionate share of such undistributed capital gain and will be deemed to have paid its proportionate share of the tax paid by the Company on such undistributed capital gain and receive a credit or a refund to the extent that the tax paid by the Company exceeds the U.S. holder’s tax liability on the undistributed capital gain. A U.S. holder will increase the basis in its shares by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. holder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. The Company’s earnings and profits will be adjusted appropriately.

The Company will classify portions of any designated capital gain dividend or undistributed capital gain as either:

(1) a 15% rate gain distribution, which would be taxable to non-corporate U.S. holders at a maximum rate of 15%; or

(2) an “unrecaptured Section 1250 gain” distribution, which would be taxable to non-corporate U.S. holders at a maximum rate of 25%.

The Company must determine the maximum amounts that it may designate as 15% and 25% rate capital gain dividends by performing the computation required by the Internal Revenue Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. Designations made by the REIT will be effective only to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type.

Qualified Dividend Income.  With respect to holders who are taxed at the rates applicable to individuals, the Company may elect to designate a portion of the Company’s distributions paid to holders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. holders as capital gain, provided that the holder has held the shares with respect to which the distribution is made for more than 60 days during the 120-day period beginning on the date that is 60 days before the date on which such shares become ex-dividend with respect to the relevant distribution. The maximum amount of the Company’s distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(1) the qualified dividend income received by the Company during such taxable year from non-REIT corporations (including the Company’s corporate subsidiaries, other than qualified REIT subsidiaries);

(2) the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the federal income tax paid by the Company with respect to such undistributed REIT taxable income; and

(3) the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a “C” corporation over the federal income tax paid by the Company with respect to such built-in gain.

Generally, dividends that the Company receives will be treated as qualified dividend income for purposes of (1) above if the dividends are received from a domestic corporation (other than a REIT or a regulated investment company) or a “qualifying foreign corporation” and specified holding period requirements and other requirements are met. A foreign corporation (other than a “foreign personal holding company,” a “foreign investment company,” or “passive foreign investment company”) will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States that the Secretary of Treasury determines is satisfactory, or the stock of the foreign corporation on which the dividend is paid is readily tradable on an established securities market in the United States. The Company generally expects that an insignificant portion, if any, of the Company’s distributions from it will consist of qualified dividend income. If the Company designates any portion of a dividend as qualified dividend income, a U.S. holder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the holder as qualified dividend income.

Passive Activity Losses and Investment Interest Limitations.  Distributions made by the Company with respect to its shares and gain arising from the sale or exchange by a U.S. holder of its shares will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. In addition, taxable distributions from the Company generally will be treated as investment income for purposes of the investment interest limitations. A U.S. holder may elect to treat capital gain dividends and capital gains from the disposition of common shares as investment income for purposes of the investment interest limitation, in which case the applicable capital gains will be taxed at ordinary income rates. The Company will notify shareholders regarding the portions of distributions for each year that constitute ordinary income, return of capital and capital gain. U.S. holders may not include in their individual income tax returns any net operating losses or capital losses of the Company. The Company’s operating or capital losses would be carried over by the Company for potential offset against future income, subject to applicable limitations.

Distributions to Holders of Depositary Shares.  Owners of depositary shares will be treated for federal income tax purposes as if they were owners of the underlying preferred shares represented by such depositary shares. Accordingly, such owners will be entitled to take into account, for federal income tax purposes, income and deductions to which they would be entitled if they were direct holders of underlying preferred shares. In addition, (i) no gain or loss will be recognized for federal income tax purposes upon the withdrawal of certificates evidencing the underlying preferred stock in exchange for depositary receipts, (ii) the tax basis of each share of the underlying preferred shares to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged therefore, and (iii) the holding period for the underlying preferred shares in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares. For a discussion of the withdrawal of the underlying preferred stock generally, see “Description of Depositary Shares — Withdrawal of Shares”. For a discussion of the treatment of dividends and other distributions with respect to the preferred shares of the Company, see the caption “— Taxation of Taxable U.S. Holders of the Company’s Common Shares, Preferred Shares and Depositary Shares — Distributions to Shareholders.”

Sales of the Company’s Common Shares or Depositary Shares.  Upon any taxable sale or other disposition of common or depositary shares, a U.S. holder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between:

•	the amount of cash and the fair market value of any property received on the sale or other disposition; and

•	the holder’s adjusted basis in the common shares for tax purposes.

This gain or loss will be a capital gain or loss if the common shares or depositary shares have been held by the U.S. holder as a capital asset. The applicable tax rate will depend on the shareholder’s holding period in the asset (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the shareholder’s tax bracket. A U.S. holder who is an individual or an estate or trust and who has long-term capital gain or loss will be subject to a maximum capital gain rate, which is currently 15%. The IRS has the authority to prescribe, but has not yet prescribed, Treasury regulations that would apply a capital gain tax rate of 25% (which is higher than the long-term capital gain tax rates for non-corporate shareholders) to a portion of capital gain realized by a non-corporate shareholder on the sale of the Company’s shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” U.S. holders are advised to consult with their own tax advisors with respect to their capital gain tax liability.

In general, any loss recognized by a U.S. holder upon the sale or other disposition of shares that have been held for six months or more, after applying certain holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the U.S. holder from the Company that were required to be treated as long-term capital gain.

Redemption of Preferred Shares and Depositary Shares.  Whenever the Company redeems any preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred shares so redeemed. The treatment accorded to any redemption by the Company for cash (as distinguished from a sale, exchange or other disposition) of the Company’s preferred shares to a holder of such shares or depositary shares related to such shares can only be determined on the basis of the particular facts as to each holder at the time of redemption. In general, a holder of the Company’s preferred shares or depositary shares will recognize capital gain or loss measured by the difference between the amount received by the holder of such shares upon the redemption and such holder’s adjusted tax basis in the preferred shares or depositary shares redeemed (provided the preferred shares or depositary shares are held as a capital asset) if such redemption (i) results in a “complete termination” of the holder’s interest in all classes of the Company’s shares under Section 302(b)(3) of the Internal Revenue Code, or (ii) is “not essentially equivalent to a dividend” with respect to the holder of the preferred shares under Section 302(b)(1) of the Internal Revenue Code. In applying these tests, there must be taken into account not only any series or class of the preferred shares or depositary shares being redeemed, but also such holder’s ownership of other classes of the Company’s shares and any options (including share purchase rights) to acquire any of the foregoing. The holder of the Company’s preferred shares or depositary shares also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Internal Revenue Code.

If the holder of preferred shares or depositary shares owns (actually or constructively) none of the Company’s voting shares, or owns an insubstantial amount of the Company’s voting shares, based upon current law, it is probable that the redemption of preferred shares from such a holder would be considered to be “not essentially equivalent to a dividend.” However, whether a distribution is “not essentially equivalent to a dividend” depends on all of the facts and circumstances, and a holder of the Company’s preferred shares or depositary shares intending to rely on any of these tests at the time of redemption should consult its tax advisor to determine their application to its particular situation.

If the redemption does not meet any of the tests under Section 302 of the Internal Revenue Code, then the redemption proceeds received from the Company’s preferred shares or depositary shares will be treated as a distribution on the Company’s shares as described under “— Taxation of U.S. Holders of the Company’s Shares — Distributions Generally.” If the redemption of a holder’s preferred shares or depositary shares is taxed as a dividend, the adjusted basis of such holder’s redeemed shares or depositary shares will be transferred to any other shares held by the holder. If the holder owns no other shares of the Company’s shares, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

Taxation of Tax-Exempt Shareholders

Provided that a tax-exempt shareholder, except certain tax-exempt shareholders described below, has not held its shares as “debt financed property” within the meaning of the Internal Revenue Code and the shares are not otherwise used in its trade or business, the dividend income from the Company and gain from the sale of the Company’s shares will not be unrelated business taxable income, or UBTI to a tax-exempt shareholder. Generally, “debt financed property” is property, the acquisition or holding of which was financed through a borrowing by the tax exempt shareholder.

However, for tax-exempt shareholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Internal Revenue Code, respectively, or single parent title-holding corporations exempt under Section 501(c)(2) and whose income is payable to any of the aforementioned tax-exempt organizations, income from an investment in the Company’s shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in the Company’s shares. These prospective investors should consult with their own tax advisors concerning these set aside and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI if received by any trust which is described in Section 401(a) of the Internal Revenue Code, is tax-exempt under Section 501(a) of the Internal Revenue Code and holds more than 10%, by value, of the interests in the REIT. A pension-held REIT includes any REIT if:

•	at least one of such trusts holds more than 25%, by value, of the interests in the REIT, or two or more of such trusts, each of which owns more than 10%, by value, of the interests in the REIT, hold in the aggregate more than 50%, by value, of the interests in the REIT; and

•	it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that shares owned by such trusts shall be treated, for purposes of the “not closely held” requirement, as owned by the beneficiaries of the trust, rather than by the trust itself.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year. In which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the “not closely held requirement” without relying upon the “look-through” exception with respect to pension trusts. As a result of certain limitations on the transfer and ownership of the Company’s common and preferred shares contained in the Company’s declaration of trust, the Company does not expect to be classified as a “pension-held REIT,” and accordingly, the tax treatment described above with respect to pension-held REITs should be inapplicable to our tax-exempt shareholders.

U.S. Taxation of Non-U.S. Holders

The following discussion addresses the rules governing United States federal income taxation of the ownership and disposition of the Company’s common shares, preferred shares and depositary shares by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income taxation and does not address state local or foreign tax consequences that may be relevant to a non-U.S. shareholder in light of its particular circumstances.

Distributions Generally.  As described in the discussion below, distributions paid by the Company with respect to its common shares, preferred shares and depositary shares will be treated for federal income tax purposes as either:

•	ordinary income dividends;

•	long-term capital gain; or

•	return of capital distributions.

This discussion assumes that the Company’s shares will continue to be considered regularly traded on an established securities market for purposes of the “FIRPTA” provisions described below. If the Company’s shares are no longer regularly traded on an established securities market, the tax considerations described below would materially differ.

Ordinary Income Dividends.  A distribution paid by the Company to a non-U.S. shareholder will be treated as an ordinary income dividend if the distribution is paid out of its current or accumulated earnings and profits and:

•	the distribution is not attributable to the Company’s net capital gain; or

•	the distribution is attributable to the Company’s net capital gain from the sale of “U.S. real property interests” and the non-U.S. common shareholder owns 5% or less of the value of the Company’s common shares at all times during the taxable year during which the distribution is paid.

Ordinary dividends that are effectively connected with a U.S. trade or business of the non-U.S. shareholder will be subject to tax on a net basis (that is, after allowance for deductions) at graduated rates in the same manner as U.S. shareholders (including any applicable alternative minimum tax).

Generally, the Company will withhold and remit to the IRS 30% of dividend distributions (including distributions that may later be determined to have been made in excess of current and accumulated earnings and profits) that could not be treated as capital gain distributions with respect to the non-U.S. shareholder (and that are not deemed to be capital gain dividends for purposes of the FIRPTA withholding rules described below) unless:

•	a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate with us; or

•	the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. shareholder’s trade or business.

Return of Capital Distributions.  A distribution in excess of the Company’s current and accumulated earnings and profits will be taxable to a non-U.S. shareholder, if at all, as gain from the sale of common shares to the extent that the distribution exceeds the non-U.S. shareholder’s basis in its common shares. A distribution in excess of the Company’s current and accumulated earnings and profits will reduce the non-U.S. shareholder’s basis in its common shares and will not be subject to U.S. federal income tax.

The Company may be required to withhold at least 10% of any distribution in excess of our current and accumulated earnings and profits, even if a lower treaty rate applies and the non-U.S. shareholder is not liable for tax on the receipt of that distribution. However, the non-U.S. shareholder may seek a refund of these amounts from the IRS if the non-U.S. shareholder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Capital Gain Dividends.  A distribution paid by the Company to a non-U.S. shareholder will be treated as long-term capital gain if the distribution is paid out of the Company’s current or accumulated earnings and profits and:

•	the distribution is attributable to the Company’s net capital gain (other than from the sale of “U.S. real property interests”) and the Company timely designates the distribution as a capital gain dividend; or

•	the distribution is attributable to the Company’s net capital gain from the sale of “U.S. real property interests” and the non-U.S. common shareholder owns more than 5% of the value of common shares at any point during the taxable year in which the distribution is paid.

It is not entirely clear whether designated capital gain dividends described in the first bullet point above (that is, distributions attributable to net capital gain from sources other than the sale of “U.S. real property interests”) that are paid to non-U.S. shareholders who own less than 5% of the value of common shares at all times during the relevant taxable year will be treated as long-term capital gain to such non-U.S. shareholders. If the Company were to pay such a capital gain dividend, non-U.S. shareholders should consult their tax advisors regarding the taxation of such distribution. Long-term capital gain that a non-U.S. shareholder is deemed to receive from a capital gain dividend that is not attributable to the sale of “U.S. real property interests” generally will not be subject to U.S. tax in the hands of the non-U.S. shareholder unless:

•	the non-U.S. shareholder’s investment in the Company’s common shares is effectively connected with a U.S. trade or business of the non-U.S. shareholder, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to any gain, except that a non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax; or

•	the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States in which case the nonresident alien individual will be subject to a 30% tax on his capital gains.

Under the Foreign Investment in Real Property Tax Act, referred to as “FIRPTA,” distributions that are attributable to net capital gain from the sales by us of U.S. real property interests and paid to a non-U.S. shareholder that owns more than 5% of the value of common shares at any time during the taxable year during which the distribution is paid will be subject to U.S. tax as income effectively connected with a U.S. trade or business. The FIRPTA tax will apply to these distributions whether or not the distribution is designated as a capital gain dividend.

Any distribution paid by the Company that is treated as a capital gain dividend or that could be treated as a capital gain dividend with respect to a particular non-U.S. shareholder will be subject to special withholding rules under FIRPTA. The Company will be required to withhold and remit to the IRS 35% of any distribution that could be treated as a capital gain dividend with respect to the non-U.S. shareholder, whether or not the distribution is attributable to the sale by us of U.S. real property interests. The amount withheld is creditable against the non-U.S. shareholder’s U.S. federal income tax liability or refundable when the non-U.S. shareholder properly and timely files a tax return with the IRS.

Undistributed Capital Gain.  Although the law is not entirely clear on the matter, it appears that amounts designated by the Company as undistributed capital gains in respect of the Company’s shares held by non-U.S. shareholders generally should be treated in the same manner as actual distributions by the Company of capital gain dividends. Under that approach, the non-U.S. shareholder would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains treated as long-term capital gain to the non-U.S. shareholder, and generally to receive from the IRS a refund to the extent their proportionate share of the tax paid by us were to exceed the non-U.S. shareholder’s actual U.S. federal income tax liability on such long-term capital gain. If the Company were to designate any portion of its net capital gain as undistributed capital gain, a non-U.S. shareholder should consult its tax advisor regarding the taxation of such undistributed capital gain.

Sale of the Company’s Common, Preferred or Depositary Shares.  Gain recognized by a non-U.S. holder upon the sale or exchange of common, preferred or depositary shares of the Company generally would not be subject to United States taxation unless:

(1) the investment in common shares of the Company is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as domestic shareholders with respect to any gain;

(2) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

(3) the common shares of the Company constitute a U.S. real property interest within the meaning of FIRPTA, as described below.

The Company’s common, preferred or depositary shares will not constitute a United States real property interest if the Company is a domestically-controlled REIT. The Company will be a domestically-controlled REIT if, at all times during a specified testing period, less than 50% in value of its stock is held directly or indirectly by non-U.S. holders.

The Company believes that, currently, it is a domestically controlled REIT and, therefore, that the sale of the Company’s common, preferred or depositary shares would not be subject to taxation under FIRPTA. Because the Company’s shares are publicly traded, however, the Company cannot guarantee that it is or will continue to be a domestically-controlled REIT.

Even if the Company does not qualify as a domestically-controlled REIT at the time a non-U.S. holder sells its common shares of the Company, gain arising from the sale still would not be subject to FIRPTA tax if:

(1) the class or series of shares sold is considered regularly traded under applicable Treasury regulations on an established securities market, such as the NYSE; and

(2) the selling non-U.S. holder owned, actually or constructively, 5% or less in value of the outstanding class or series of shares being sold throughout the five-year period ending on the date of the sale or exchange.

If gain on the sale or exchange of the Company common shares were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals.

Backup Withholding Tax and Information Reporting Requirements

U.S. Shareholders.  In general, the information reporting requirements will apply to payments of distributions on common, preferred and depositary shares of the Company and payments of the proceeds of the sale of common, preferred and depositary shares to some shareholders, unless an exception applies. Further, the payer will be required to withhold backup withholding tax on such payments (currently at the rate of 28%) if:

(1) the payee fails to furnish a taxpayer identification number, or TIN, to the payer or to establish an exemption from backup withholding;

(2) the IRS notifies the payer that the TIN furnished by the payee is incorrect;

(3) there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Internal Revenue Code; or

(4) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Internal Revenue Code.

Some U.S. holders, including corporations, may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be allowed as a credit against the shareholder’s U.S. federal income tax and may entitle the shareholder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Shareholders.  Generally, information reporting will apply to payments of distributions on common, preferred and depositary shares, and backup withholding at a rate of 28% may apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of common, preferred and depositary shares to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding unless the non-U.S. holder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the shareholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. holder of common shares to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes, or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to the non-U.S. holder’s foreign status and has no actual knowledge to the contrary.

Applicable Treasury regulations provide presumptions regarding the status of shareholders when payments to the shareholders cannot be reliably associated with appropriate documentation provided to the payer. Under these Treasury regulations, some shareholders are required to have provided new certifications with respect to payments made after December 31, 2000. Because the application of these Treasury regulations varies depending on the shareholder’s particular circumstances, shareholders are urged to consult their tax advisor regarding the information reporting requirements applicable to them.

Other Tax Considerations.  A portion of the Company’s income is comprised of dividends from CPSI, and payments on the note held by CRLP. CPSI is a regular C corporation and thus pays federal, state and local income taxes on its net income at normal corporate rates. Furthermore, as a taxable REIT subsidiary of the Company, CPSI is limited in its ability to deduct interest payments made to the Company. To the extent that the Company or any of its subsidiaries, including CPSI, are required to pay federal, state or local taxes, the Company will have less cash available for distribution to shareholders.

Sunset of Tax Provisions.  Several of the tax considerations described herein are subject to a sunset provision. The sunset provisions generally provide that, for taxable years beginning after December 31, 2010, certain provisions that are currently in the Internal Revenue Code will revert back to a prior version of those provisions. These provisions include provisions related to the reduced maximum income tax rate for capital gain of 15% (rather than 20%) for taxpayers taxed at individual rates, qualified dividend income, including the application of the 15% capital gain rate to qualified dividend income, and certain other tax rate provisions. The impact of this reversion is not discussed herein. Consequently, prospective holders should consult their own tax advisors regarding the effect of sunset provisions on an investment in the Company’s shares discussed herein.

State and Local Considerations.  The Company and its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the common shares of the Company.

The Alabama Real Estate Investment Trust Act (the “Act”), which was enacted in July 1995, generally conforms the treatment of REITs (such as the Company) under Alabama tax law to federal law for tax years beginning after December 31, 1994. In particular, the Act specifically permits REITs to deduct dividends paid in computing taxable income for Alabama income tax purposes. Under Alabama law, each beneficiary of a

REIT is required to report and pay Alabama tax on its share of the REIT’s income to the extent described below. An individual who is an Alabama resident is required to report and pay tax on its entire share of the REIT’s income, regardless of the source of that income. An individual who is not resident in Alabama for Alabama state income tax purposes is required to report and pay tax only on income considered to be Alabama source income (i.e., income that would be subject to tax in Alabama if received directly by the individual). For this purpose, however, income derived by a REIT with respect to stock or securities is not considered to be Alabama source income merely because the securities are issued by a corporation organized under Alabama law or doing business in Alabama. Similar treatment applies to a corporate beneficiary of a REIT that is not organized or otherwise engaged in a “trade or business” in Alabama. The Company has received an opinion from special Alabama tax counsel to the effect that so long as the Company’s sole assets consist of stock and securities of other corporations or partnerships (i.e., CPSI, CRLP), (i) individual shareholders of the Company who are not residents of Alabama for Alabama state income tax purposes and who do not otherwise receive taxable income from property owned or business transacted in Alabama and (ii) corporate shareholders not organized in Alabama that do not otherwise receive income from sources within, or business transacted in, Alabama will not be required to file tax returns in Alabama or pay tax in Alabama as a result of investing in common shares of the Company.

The state of Alabama imposes a privilege tax on a REIT organized under Alabama law. The amount of the privilege tax due is based on the REIT’s net worth. The privilege tax imposed on a REIT shall be not less than $100 nor more than $500,000. Any Alabama privilege tax that the Company is required to pay will reduce the cash available for distribution by the Company to Shareholders.

Tax Shelter Reporting.  If a holder of the Company’s shares recognizes a loss as a result of a transaction with respect to the Company’s shares of at least (i) $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, for a holder that is an individual, S corporation, trust, or a partnership with at least one noncorporate partner, or (ii) $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, for a holder that is either a corporation or a partnership with only corporate partners, such holder may be required to file a disclosure statement with the IRS on Form 8886. Direct holders of portfolio securities are in many cases exempt from this reporting requirement, but holders of REIT securities currently are not excepted. The fact that a loss is reportable under these Treasury regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these Treasury regulations in light of their individual circumstances.

BOOK-ENTRY SECURITIES

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if we directly offer and sell the securities. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and trustees or any paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

Our securities, including common shares, may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) at the market offerings; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

If indicated in the prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

We may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of our company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

In the future, so that we may retain additional capital, our board of trustees may elect to pay dividends on our outstanding common shares with a combination of cash and common shares. In such event, our operating partnership may make a corresponding distribution to its outside unitholders, a portion of which distribution may consist of common shares offered pursuant to this prospectus that are acquired by the operating partnership for purpose of the distribution to unitholders. The applicable prospectus supplement relating to any such distribution of common shares to unitholders will contain information on the number of common shares to be distributed and other material terms and conditions relating to the distribution.

Our common shares are listed on the NYSE under the symbol “CLP.” Any securities that we issue, other than common shares, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

LEGAL MATTERS

The validity of the securities offered by means of this prospectus and certain federal income tax matters have been passed upon for us by our counsel, Hogan & Hartson LLP. Hogan & Hartson LLP relied on the opinion of Sirote & Permutt, P.C., Birmingham, Alabama, as to matters of Alabama law.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of DRA/CLP Office LLC and its subsidiaries for the fiscal year ended December 31, 2007 incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of Weiser LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of OZ/CLP Retail LLC and its subsidiaries for the fiscal year ended December 31, 2007 incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE TO FIND ADDITIONAL INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act of 1933, as amended, with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement, including the exhibits and schedules to the registration statement and the reports, statements or other information we file with the SEC, may be examined and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, DC 20549. Information about the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0300. Our SEC filings, including the registration statement, are also available to you on the SEC’s website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. In addition, we maintain a website that contains our SEC filings and other information about us at www.colonialprop.com. You should not consider information on our website to be part of this prospectus.

Our securities are listed on the NYSE and all material filed by us with the NYSE can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until all of the securities covered by this prospectus are sold:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	our Current Reports on Form 8-K filed with the SEC on January 6, 2009, January 7, 2009, February 3, 2009 (but only with respect to Item 2.06 thereof), February 5, 2009, March 5, 2009 and March 11, 2009; and

•	our registration statement on Form 8-A, which incorporates by reference a description of the common shares from our Registration Statement on Form S-11 (File No. 33-65954) including any amendment or report, filed for the purpose of updating such description.

All documents that we file subsequent to the date of this prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to termination of the offering of the securities to which this prospectus relates shall be deemed to be incorporated by reference in this prospectus and shall be part hereof from the date of filing of such document.

You may request a copy of these filings, at no cost, over the Internet at our web site at www.colonialprop.com or by writing or calling us at:

Investor Relations
Colonial Properties Trust
2101 Sixth Avenue North, Suite 750
Birmingham, Alabama 35203
(205) 250-8700

THE INFORMATION CONTAINED ON OUR WEBSITE IS NOT A PART OF THIS PROSPECTUS.

$100,000,000
Common Shares of Beneficial Interest

_________________
July 30, 2010
_________________

BofA Merrill Lynch	Wells Fargo Securities